UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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STEREOTAXIS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STEREOTAXIS, INC.

4320 Forest Park Avenue

Suite 100

St. Louis, Missouri 63108

(314) 678-6100

April 28, 2009

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders on June 10, 2009. We will hold the meeting at 9:00 a.m. Central Daylight Time at our principal executive offices, which are located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. Details regarding the business to be conducted are described in the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail and in this proxy statement. We have also made available a copy of our 2008 Annual Report on Form 10-K with this proxy statement. We encourage you to read our Annual Report on Form 10-K. It includes our audited financial statements and provides information about our business and products.

At the meeting you will be asked to elect three Class II Directors, approve the 2009 Employee Stock Purchase Plan, approve amendments to our 2002 Stock Incentive Plan, approve a one-time stock option exchange program, ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our current fiscal year and transact such other business as may properly come before the meeting.

Whether or not you plan to attend the Annual Meeting of Stockholders, we encourage you to vote your shares. If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All stockholders must also present a form of personal identification in order to be admitted to the meeting. You may vote by mail, Internet, telephone, or in person at the meeting.

On behalf of the entire Board, we look forward to seeing you at the meeting.

Sincerely,

Fred A. Middleton Chairman of the Board of Directors

STEREOTAXIS, INC.

4320 Forest Park Avenue

Suite 100

St. Louis, Missouri 63108

(314) 678-6100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 10, 2009

The Annual Meeting of Stockholders of Stereotaxis, Inc. will be held at our principal executive offices located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, on Thursday, June 10, 2009, at 9:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect three directors as Class II Directors to serve until our 2012 Annual Meeting;

2.	To approve the 2009 Employee Stock Purchase Plan;

3.	To approve amendments to our 2002 Stock Incentive Plan;

4.	To approve a one-time stock option exchange program;

5.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2009; and

6.	To transact such other business as may properly come before the meeting.

We first began sending to all stockholders of record a Notice of Internet Availability of Proxy Materials on April 28, 2009. Please note that our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 is available for viewing on the Internet. Please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail.

By Order of the Board of Directors, STEREOTAXIS, INC.

James L. Nouss, Jr. Secretary St. Louis, Missouri April 28, 2009

IMPORTANT NOTICE

Please Vote Your Shares Promptly

I.	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q.	Why am I receiving these materials?

The Board of Directors of Stereotaxis, Inc. (the “Company”) is soliciting proxies from the Company’s stockholders in connection with its 2009 Annual Meeting of Stockholders to be held on Thursday, June 10, 2009 and any and all adjournments thereof. A Notice of Internet Availability of Proxy Materials was first sent to our stockholders on or before April 28, 2009. You are encouraged to vote on the proposals presented in these proxy materials. You are invited to attend the Annual Meeting, but you do not have to attend to vote.

Q.	When and where is the Annual Meeting?

We will hold the Annual Meeting of Stockholders on Thursday, June 10, 2009, at 9:00 a.m., Central Daylight Time, at our principal executive offices located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our 2008 Annual Report on Form 10-K to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:	How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet.

Q.	Who is entitled to vote at the meeting?

You are entitled to vote (in person or by proxy) if you were a stockholder of record of shares of our common stock at the close of business on April 13,

2009, the record date for the meeting. On April 13, 2009 there were 42,338,642 shares of our common stock outstanding and entitled to vote and no shares of our preferred stock outstanding.

Q.	What am I being asked to vote on at the meeting?

We are asking our stockholders to (1) elect three Class II Directors to serve until our 2012 Annual Meeting of Stockholders, (2) approve the 2009 Employee Stock Purchase Plan, (3) approve amendments to our 2002 Stock Incentive Plan, (4) approve a one-time stock option exchange program, (5) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2009 fiscal year and (6) transact such other business as may properly come before the meeting.

Q.	How do I vote?

Whether or not you expect to be present in person at the Annual Meeting, you are requested to vote your shares. Most stockholders will be able to choose whether they wish to vote using the Internet, by telephone or mail. The availability of Internet voting or telephone voting for stockholders whose shares are held in street name by a bank or a broker may depend on the voting processes of that organization. If you vote using the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. Internet and telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on June 9, 2009, the day before the date of the Annual Meeting. If you are a stockholder of record and you attend the meeting, you may vote by ballot.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet or by telephone by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet or by telephone by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Q.	What if I want to change my vote?

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

•	timely delivery of a properly executed, later-dated proxy;

•	submission of a later vote by Internet or telephone any time prior to 11:59 p.m., Eastern Daylight Time, on June 9, 2009;

•	delivery of a written revocation of your proxy to our Secretary at our principal executive offices; or

•	voting by ballot at the meeting.

If your shares are held in the name of a bank or brokerage firm, you may change your vote by submitting new voting instructions to your bank or broker following the instructions that they provide.

Q.	What vote of the stockholders is needed?

No business can be conducted at the Annual Meeting unless a majority of the outstanding shares of common stock entitled to vote is present in person or represented by proxy at the meeting. Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. A plurality of the shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” a director nominee. A majority of shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” the approvals relating to each of the 2009 Employee Stock Purchase Plan, the Amendments to the 2002 Stock Incentive Plan and the one-time stock option exchange program, “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2009 fiscal year and “FOR” such other business as may properly come before the meeting.

Q.	What do I do if my shares of common stock are held in “street name” at a bank or brokerage firm?

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares and you are also invited to attend the Annual Meeting.

Q.	What happens if I request a paper copy of the proxy material and return my signed proxy card but forget to indicate how I want my shares of common stock voted?

If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors, “FOR” the approval relating to each of the 2009 Employee Stock Purchase Plan, the Amendments to the 2002 Stock Incentive Plan and the one-time stock option exchange program, “FOR” the ratification of our independent registered public accounting firm and in the discretion of the proxy holders for such other business as may properly come before the meeting.

Q.	What happens if I do not instruct my broker how to vote or if I indicate I wish to “abstain” on the proxy?

If you indicate that you wish to “abstain,” your vote will have the same effect as a vote against the proposal or the election of the applicable director. If you do not instruct your broker how to vote, your broker will vote your shares for you at his or her discretion on routine matters such as the election of directors and ratification of the independent registered public accounting firm. Broker non-votes with respect to a matter will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the vote for that matter.

The approval of the 2009 Employee Stock Purchase Plan, the Amendments to the 2002 Stock Incentive Plan and the one-time stock option exchange program are non-routine matters. Therefore, unless you give specific instructions to your broker regarding voting on the approval of these matters, your broker will be unable to vote your shares on such matters. Non-voted shares on non-routine matters are “broker non-votes.”

Q.	What do I need to do if I plan to attend the meeting in person?

If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All stockholders must also present a form of personal identification in order to be admitted to the meeting.

II.	PROPOSAL I: ELECTION OF DIRECTORS

Under the Company’s restated certificate of incorporation, the number of directors shall be fixed by the Board of Directors in the manner provided in the Company’s bylaws. Under the Company’s restated bylaws, subject to the rights of the holders of any series of preferred stock, the number of directors of the Company may be fixed or changed from time to time by resolution of a majority of the Board of Directors; provided the number shall be no less than three and no more than fifteen, or, if the number is not fixed, the number shall be ten. Currently, we have authorized a thirteen member Board of Directors. Under the Company’s restated bylaws, the directors are divided into three classes, Class I, Class II and Class III, each class to be as nearly equal in number as possible. The term of office of each director shall be until the third Annual Meeting following his or her election and until the election and qualification of his or her successor.

The Nominating and Corporate Governance Committee of the Board of Directors has nominated Christopher Alafi, Abhijeet Lele and Robert J. Messey to serve as Class II directors to serve until the 2012 Annual Meeting of Stockholders. In April 2009 one of our current Class II directors, Ralph G. Dacey, Jr. advised us that he had decided not to stand for re-election as a Class II director when his term expires at the 2009 Annual Meeting. As a result, the Board has recommended fewer nominees for the Class II directorships than have currently been fixed by the Board under our bylaws. If all of the nominated Class II directors are elected, the Board of Directors shall be comprised of ten members, leaving three vacancies on the Board. The Board of Directors will consider whether to fill the current vacancies and will work with the Nominating and Corporate Governance Committee to identify one or more suitable candidates for such positions and may consider reducing the size of the Board of Directors to eliminate one or more of the vacancies. Certain information with respect to the nominees for election and the other directors whose terms of office as directors will continue after the Annual Meeting of Stockholders is set forth under the heading “Directors and Officers” below. Proxies cannot be voted for a greater number of persons than the number of nominees named in each Class.

The Board of Directors does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee as our Board may recommend.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS.

III.	DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is the name, age, position and a brief account of the business experience of each of the executive officers, continuing directors and nominees of the Company. There are no family relationships between any of our directors and executive officers.

Name	Age	Position(s)
Michael P. Kaminski	49	President and Chief Executive Officer, Director
James M. Stolze	65	Chief Financial Officer and Vice President
Douglas M. Bruce	51	Chief Technology/Operations Officer
Louis T. Ruggiero	49	Chief Commercial Officer
Melissa C. Walker	52	Senior Vice President, Regulatory, Quality and Compliance
Fred A. Middleton	59	Chairman of the Board of Directors
Christopher Alafi, Ph.D.	45	Director
David W. Benfer	62	Director
Bevil J. Hogg	60	Director
William M. Kelley	73	Director
Abhijeet J. Lele	43	Director
Robert J. Messey	63	Director
William C. Mills, III	53	Director
Eric N. Prystowsky, M.D.	61	Director

Class II Directors (terms expiring at the 2009 Annual Meeting; nominees for reelection to the Board at the 2009 Meeting)

Christopher Alafi, Ph.D., has served as a director since August 2000. Dr. Alafi has been a General Partner of Alafi Capital Company, LLC, a venture capital firm, since 1995. He was previously a Physiology and Anatomy teacher at Santa Monica College, a visiting scholar at Stanford University (Chemistry Department) and a researcher at DNAX. Dr. Alafi received a B.A. in Biology from Pomona College and a D.Phil. in Biochemistry from the University of Oxford.

Abhijeet J. Lele has served as a director since April 2004. In April 2009, Mr. Lele joined Investor Growth Capital, Inc., an indirectly wholly owned subsidiary of Investor AB, as a Managing Director focusing on investments in US-based medical device, biopharmaceutical and specialty pharmaceutical companies. Mr. Lele is also a Managing Member of EGS Healthcare Capital Partners, a venture capital firm based in Rowayton, Connecticut, focusing on investments in medical device, biopharmaceutical and specialty pharmaceutical companies. He joined EGS in 1998, after spending four years in the health care practice of McKinsey & Company. Before McKinsey, Mr. Lele held operating positions with Lederle Laboratories, Progenics Pharmaceuticals and Clontech Laboratories. He is currently a director of Medarex, Inc a publicly traded company. Mr. Lele received his M.A. in molecular biology from Cambridge University and his M.B.A. with distinction from Cornell University.

Robert J. Messey has served as a director since May 2005. Mr. Messey served as the Senior Vice President and Chief Financial Officer of Arch Coal, Inc. from December 2000 until his retirement in April 2008. Prior to joining Arch Coal, he served as the Vice President of Financial Services of Jacobs Engineering Group, Inc. from 1999 to 2000 and as Senior Vice President and Chief Financial Officer of Sverdrup Corporation from

1992-1999. Mr. Messey was an audit partner at Ernst & Young LLP from 1981 to 1992. He currently serves as a director and chairman of the audit committee of Baldor Electric Company, a publicly traded designer and manufacturer of electrical motors and power transmission products. Mr. Messey also serves on the Advisory Board of Mississippi Lime Company, a privately held company, and is the chairman of that company’s audit committee. Mr. Messey earned his B.S.B.A. from Washington University.

Class III Directors (terms expiring at the 2010 Annual Meeting)

Bevil J. Hogg has served as a director since June 1997. Mr. Hogg served as our Chief Executive Officer from June 1997 until his retirement on December 31, 2008. Prior to February 2007, he also served as our President. From 1994 through 1996, Mr. Hogg served as President and Chief Executive Officer of Everest & Jennings International Ltd., a manufacturer of wheelchairs and other hospital, home care and nursing home products. Prior to Everest & Jennings, he was a founder or co-founder of three companies, including Trek Bicycle Corporation. Mr. Hogg received a Diplôme Superior d’Études Française from the Sorbonne (University of Paris, France).

Fred A. Middleton has served as the Chairman of our Board of Directors since June 1990. Mr. Middleton has been a General Partner in Sanderling Ventures since 1987. Prior to that time, he was an independent investor in the biomedical field. From 1984 to 1986, Mr. Middleton was Managing General Partner of Morgan Stanley Ventures. He joined Genentech, Inc. in 1978 and was a part of the management team in the company’s early formative period, assisting in developing its strategy and holding a variety of roles including Vice Presidencies of Finance, Administration, and Corporate Development, and Chief Financial Officer. Mr. Middleton also served as President of Genentech Development Corporation. Prior to that time, he served as a consultant with McKinsey & Company and as a Vice President of Chase Manhattan Bank. Mr. Middleton serves on the Board of Directors of CardioNet, Inc., a publicly held cardiac rhythm services company trading on the NASDAQ Global Market. Mr. Middleton holds an M.B.A. from Harvard University and a B.S. degree in Chemistry from the Massachusetts Institute of Technology.

William M. Kelley has served as a director since January 2003. Mr. Kelley has served as the Chairman Emeritus of Hill-Rom Company since July 2005 and prior to that time held the position of Chairman since 1995. He also currently serves as President of Advisors to Healthcare Suppliers, a healthcare and health services consulting firm. While at Hill-Rom, Mr. Kelley also served as President and CEO from 1992 to 1995, Sr. Vice President, Sales and Operations from 1989 to 1992 and Sr. Vice President, Sales and Marketing from 1980 to 1989. He currently serves on the board of privately held Barton Medical Corporation and the advisory boards of Emmi Solutions, LLC and American Healthcare Solutions. He has been honored numerous times for his contributions to the healthcare industry including as an Honorary Fellow of the American College of Health Care Executives. He was educated at Hanover College and George Washington University.

William C. Mills III has served as a director since June 2000. He is currently an independent venture capitalist with over 28 years of experience in venture capital. From 2004 until 2009, Mr. Mills was a managing member of a management company conceived by EGS Healthcare Capital Partners to manage EGS Private Healthcare Partnership III. Earlier, Mr. Mills was a Partner in the Boston office of Advent International, a private equity and venture capital firm, for five years. At Advent, he was co-responsible for healthcare venture capital investments and focused on investments in the medical technology and biopharmaceutical sectors. Before joining Advent, Mr. Mills spent more than 11 years with the Venture Capital Fund of New England where he was a General Partner. Prior to that, he spent seven years at PaineWebber Ventures/Ampersand Ventures as Managing General Partner. Currently, he is a member of the Board of Managers of Ascension Health Ventures. Mr. Mills received his A.B. in Chemistry, cum laude, from Princeton University, his S.M. in Chemistry from the Massachusetts Institute of Technology and his M.S. in Management from MIT’s Sloan School of Management.

Class I Director (terms expiring at the 2011 Annual Meeting)

David W. Benfer has served as a director since February 2005. Since 1999, Mr. Benfer has served as President and Chief Executive Officer of Saint Raphael Healthcare System and the Hospital of Saint Raphael, New Haven, Connecticut. Previously, he was the President and Chief Executive Officer of the Provena-Saint Joseph/Morris Health Network in Joliet, Illinois from 1992 to 1999. Mr. Benfer served as Senior Vice President for Hospital and Urban Affairs for the Henry Ford Health System in Detroit and Chief Executive Officer of the Henry Ford Hospital from 1985 to 1992. He served as the Chairman of the American College of Healthcare Executives (ACHE) from 1998 to 1999 and on their Board of Governors from 1992 to 2000. Mr. Benfer was named a Fellow of ACHE in 1981 and serves on the Board of the Catholic Health Association. He earned his B.S.B.A. from Wittenburg University and his M.B.A. from Xavier University.

Michael P. Kaminski was appointed by the Board of Directors as a Class I director in August 2008. Mr. Kaminski was named Chief Executive Officer effective January 1, 2009 and retained the title of President after having previously served as our President and Chief Operating Officer since February 2007. Mr. Kaminski previously served as our Chief Operating Officer since he joined the Company in April 2002. Prior to joining the Company, Mr. Kaminski spent nearly 20 years with Hill-Rom Company (Hillenbrand Industries). In his last position with Hill-Rom, Mr. Kaminski served as Senior Vice President of North American Sales and Service. Prior to that, he served as General Manager of the Acute Care Hospital Division of Hill-Rom. Mr. Kaminski earned an M.B.A. from Xavier University and a B.S. in Marketing from Indiana University.

Eric N. Prystowsky, M.D., has served as a director since February 2007. Dr. Prystowsky is currently the Director of the Clinical Electrophysiology Laboratory at St. Vincent Hospital in Indianapolis, Indiana, as well as a Consulting Professor of Medicine at Duke University Medical Center. He is the former chairman of the American Board of Internal Medicine’s test writing committee for the Electrophysiology Board Certification Examination. He currently serves as Editor-in-Chief of the Journal of Cardiovascular Electrophysiology. Dr. Prystowsky also serves on the Board of Directors of CardioNet, Inc., a publicly held cardiac rhythm services company which trades on the NASDAQ Global Market. From 1979 to 1986, Dr. Prystowsky served as a full time faculty member at the Indiana University School of Medicine, where he was Director of the Electrophysiology Laboratory. He graduated from Pennsylvania State University in 1969 and the Mt. Sinai School of Medicine in 1973. Dr. Prystowsky completed his internal medicine training at Mt. Sinai Hospital, in New York City, and his training in cardiology and clinical electrophysiology at Duke University Medical Center.

Executive Officers

James M. Stolze has served as our Vice President and Chief Financial Officer since he joined the Company in May 2004. Prior to joining the Company, Mr. Stolze spent eight years as Executive Vice President and Chief Financial Officer of MEMC Electronic Materials, Inc., from 1995 to 2003. Prior to MEMC, Mr. Stolze was an audit partner with KPMG LLP. Mr. Stolze currently sits on the Board of Directors and serves as the chairman of the audit committee of ESCO Technologies, Inc., a public company listed on the New York Stock Exchange. Mr. Stolze earned an M.B.A. from the University of Michigan and a B.S. in Mechanical Engineering from the University of Notre Dame and is a certified public accountant.

Douglas M. Bruce has served as our Chief Technology/Operations Officer since February 2009. Previously, he served as our Senior Vice President, Research & Development since he joined the Company in May 2001. Prior to joining the Company, Mr. Bruce was Vice President, Product Development Marketing, for Intuitive Surgical, a developer and manufacturer of computer-enhanced minimally invasive surgery systems, from 1997 to 2001. Prior to Intuitive Surgical, Mr. Bruce was a Vice President of Engineering at Acuson Corp, a manufacturer of diagnostic ultrasound systems, and has held positions in mechanical, process and manufacturing engineering at Tandon Corp, ISS Sperry Univac and IBM. Mr. Bruce received a M.S. in Mechanical Engineering from Santa Clara University and a B.S. in Mechanical Engineering from the University of California at Berkeley.

Louis T. Ruggiero has served as our Chief Commercial Officer since December 2008 after having served as our Senior Vice President, North America since he joined the Company in June 2008. Prior to joining Stereotaxis, Mr. Ruggiero was Chief Sales and Marketing Officer of DJ Orthopedics, a developer and distributor of technically advanced solutions for acute and chronic orthopedic conditions, from 2003 to 2007. Mr. Ruggiero served as President and Chief Executive Officer of Titan Scan Technologies, a subsidiary of Titan Corporation, a leader in electron beam technology for medical device sterilization. From 1990 to 2000, he was employed by GE Medical Systems, a global leader in medical diagnostic imaging, most recently as Director, Corporate Alliances. Mr. Ruggiero earned an M.B.A. from the J.L. Kellogg School of Management, Northwestern University and a B.A. in Interpersonal Communication & Political Science from St. John’s University.

Melissa C. Walker has served as our Senior Vice President, Regulatory, Quality and Compliance since March 2006. From 2005 to March 2006 she served as our Vice President, Regulatory Affairs and Quality Systems and, since joining the Company in 2001 to 2005 she served as our Vice President Regulatory, Quality and Clinical Affairs. Prior to joining the Company, Ms. Walker led the global regulatory team at Bausch & Lomb Surgical, Inc., a subsidiary of Bausch & Lomb, Inc. and a leading manufacturer of surgical instruments for the eye, from 1997 to 2000. Prior to Bausch & Lomb Surgical, Inc., Ms. Walker was Director of Regulatory Affairs at Ethicon Endo-Surgery, Inc., a Johnson & Johnson Company and a recognized leader in the manufacture of surgical instruments used for minimally invasive surgery, from 1992 to 1997. Ms. Walker served on the Board of Directors for the Regulatory Affairs Professionals Society from 1997 to 2002 and was formerly the board chairman. Ms. Walker received a M.S. degree in Zoology and a B.S. in Biology from East Texas State University.

Corporate Governance

Our Board of Directors has determined that each of our directors, other than Mr. Hogg and Mr. Kaminski, and each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is independent under the rules of the NASDAQ Global Market. As a result, our Board currently has a majority of Independent Directors consistent with the rules of the NASDAQ Global Market. Our Independent Directors regularly have executive sessions as part of our regular meeting schedule during which only the Independent Directors are present.

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and adopted charters for each of these Committees. We believe that the composition of each of these Committees meets the criteria for independence under, and the functioning of these Committees complies with, the applicable requirements of, the current rules and regulations of the NASDAQ Global Market and the Securities and Exchange Commission (“SEC”).

Board Meetings and Committees

During fiscal year 2008, the Board of Directors met five times. During fiscal year 2008, all incumbent directors attended 75% or more of the aggregate meetings of the Board and of the Board Committees on which they served during the period they held office. Directors are encouraged, but not required, to attend our Annual Meetings of Stockholders.

Audit Committee

Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and currently consists of Messrs. Messey, Mills and Benfer, all of whom qualify as “Independent Directors” and as Audit Committee members under the NASDAQ Global Market rules. Mr. Messey currently serves as the chair of the Audit Committee and qualifies as an Audit Committee Financial Expert under SEC rules and regulations. Our Board of Directors has determined that each of our current Audit Committee members is financially sophisticated as set forth in Rule 4350(d)(2)(A) of the NASDAQ Global Market.

The Audit Committee assists our Board of Directors in its oversight of:

•	the integrity of our financial statements;

•	our accounting and financial reporting process, including our internal controls;

•	our compliance with legal and regulatory requirements;

•	the independent registered public accountants’ qualifications and independence; and

•	the performance of our independent registered public accountants.

The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accountants. In addition, the Audit Committee must approve in advance:

•	any related-party transaction that creates a conflict of interest situation;

•	all audit services; and

•	all non-audit services, except for de minimis non-audit services, provided the Audit Committee has approved such de minimis services prior to the completion of the audit.

During fiscal year 2008, the Audit Committee met nine times. Our written Audit Committee charter is attached as Exhibit A to this proxy statement.

Compensation Committee

Our Compensation Committee currently consists of Messrs. Middleton, Lele and Kelley, each of whom qualifies as “Independent Directors” under the NASDAQ Global Market rules and as “Outside Directors” under the Internal Revenue Code of 1986. Mr. Middleton serves as the chair of the Compensation Committee.

The Compensation Committee assists management and our Board of Directors in:

•	defining an executive compensation policy;

•	determining the total compensation package for our chief executive officer and other executive officers; and

•

administering each of our equity-based compensation plans, including our 1994 Stock Option Plan, our 2002 Stock Incentive Plan, our 2002 Non-Employee Directors’ Stock Plan, our 2004 Employee Stock Purchase Plan and the proposed 2009 Employee Stock Purchase Plan.

During fiscal year 2008, the Compensation Committee met ten times. Our written Compensation Committee charter is attached as Exhibit B to this proxy statement.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Messrs. Mills, Benfer and Lele, each of whom qualify as “Independent Directors” under the NASDAQ Global Market rules. Mr. Mills serves as chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board of Directors in:

•	identifying and evaluating individuals qualified to become Board members;

•	reviewing director nominees received from stockholders;

•	selecting director nominees for submission to the stockholders at our Annual Meeting; and

•	selecting director candidates to fill any vacancies on the Board of Directors.

The Nominating and Corporate Governance Committee is also responsible for developing and recommending to the Board of Directors a set of corporate governance guidelines and principles applicable to us.

During fiscal year 2008, the Nominating and Corporate Governance Committee met three times. Our written Nominating and Corporate Governance Committee charter is attached as Exhibit C to this proxy statement.

Director Nominations

As noted, the Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board candidates to serve as members of the Board. In carrying out this responsibility, the Committee has adopted a written policy describing certain threshold criteria used to ensure that members of the Company’s Board of Directors possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to stockholders, provide effective oversight of the management of the Company and monitor the Company’s adherence to principles of sound corporate governance. The criteria relate to the following: the candidate’s integrity; the absence of conflicts of interest; whether the candidate is able to represent fairly and equally all stockholders of the Company without favoring or advancing any particular stockholder or other constituency; the candidate’s achievement in one or more fields of business, professional, governmental, communal, scientific, medical or educational endeavor; the candidate’s ability to exercise proper oversight; the general business understanding of each candidate (including contemporary governance concerns, regulatory obligations of a public issuer, strategic business planning, competition in a global economy and basic concepts of corporate finance); and the candidate’s available time. In the Committee’s discretion, the Committee may approve the candidacy of a nominee who does not satisfy all of these requirements if it believes the service of such nominee is in the best interests of the Company and its stockholders. The Committee also considers the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board at the time, and other relevant circumstances. In addition to specific requirements relating to independence, financial expertise and the like for regulatory and exchange requirements, the Committee also has established that at least some of the independent directors should have general familiarity with an industry or industries in which the Company conducts a substantial portion of its business or in related industries.

The Nominating and Corporate Governance Committee has written procedures which it observes in identifying and evaluating candidates for election to the Board. The material elements of that process are as follows:

•

Consistent with the Company’s view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure, in considering candidates for election at annual meetings of stockholders, the Committee in its discretion first may first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board, subject to such Directors continuing to satisfy the minimum qualifications for Director candidates as determined by the Committee.

•	In identifying new candidates for election to the Board where there is no qualified and available incumbent, the Committee may solicit or entertain recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates, including members of the Board (including the Committee) and Company management. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. In its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate. Historically, the Chairman of the Committee has been primarily designated with this task.

•

In making its selection, the Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, except that the Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company. The Committee may also consider in its discretion the extent to which the recommending stockholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such annual meeting and for the prospective term of service.

Our restated bylaws provide that stockholders seeking to bring business before an Annual Meeting of Stockholders, or to nominate candidates for election as directors at an Annual Meeting of Stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. However, in the event that the Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the Annual Meeting was mailed to stockholders or made public, whichever first occurs. Our restated bylaws specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an Annual Meeting of Stockholders or from making nominations for directors at an Annual Meeting of Stockholders.

Any stockholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

•	Stockholder’s name, number of shares owned, length of period held and proof of ownership;

•	Name, age, business and residential address of candidate;

•

A detailed resume describing among other things the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations);

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board and documents his/her ability to satisfy the director qualifications described herein;

•	Any information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of director;

•	The class and number of shares of our capital stock that are beneficially owned by the candidate;

•	A description of any arrangements or understandings between the stockholder and the candidate; and

•	A signed statement from the candidate, confirming his/her willingness to serve on the Board.

Our Corporate Secretary will promptly forward such materials to the chair of our Nominating and Corporate Governance Committee and our Chairman of the Board. Our Corporate Secretary will also maintain copies of such materials for future reference by the Committee when filling Board positions. Stockholders may submit potential director candidates at any time pursuant to these procedures.

The Nominating and Corporate Governance Committee has established a written policy that it will consider recommendations for the nomination of a candidate submitted by Company’s stockholders of the Company’s shares entitled to vote generally in the election of directors. The material elements of that policy include the following:

•	the Committee will give consideration to these recommendations for positions on the Board where the Committee has determined not to re-nominate a qualified incumbent director;

•

for each annual meeting of stockholders, it is anticipated that the Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders (within the meaning of SEC Regulation 13D); and

•

while the Committee has not established a minimum number of shares that a stockholder must own in order to present a nominating recommendation for consideration, or a minimum length of time during which the stockholder must own its shares, the Committee may in its discretion take into account the size and duration of a recommending stockholder’s ownership interest in the Company.

The Committee may in its discretion also consider the extent to which the stockholder making the nominating recommendation intends to maintain its ownership interest in the Company, to the extent such information is available to the Committee. The Committee may elect not to consider recommendations of nominees who do not satisfy the minimum qualifications prescribed by the Committee for board candidates described elsewhere in this proxy statement, including that a director must represent the interests of all stockholders and not serve for the purpose of favoring or advancing the interests of any particular stockholder group or other constituency. Absent special or unusual circumstances, only those recommendations whose submission complies with the procedural requirements adopted by the Committee will be considered by the Committee. See also “General Information – Stockholder Proposals.”

Stockholder Communications Policy

Any security holder wishing to send communications to our Board should send the written communication and the following information to our Corporate Secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

•	Security holder’s name, number of shares owned, length of period held and proof of ownership;

•	Name, age, business and residential address of security holder; and

•	Any individual director or Committee to whom the security holder would like to have the written statement and other information sent.

The Corporate Secretary will forward the information to the Chairman of the Board, if addressed to the full Board, or to the specific director to which the communication is addressed.

Code of Business Conduct and Ethics

Our Board of Directors adopted a Code of Business Conduct and Ethics for all of our directors, officers and employees effective August 1, 2004. Stockholders may download a free copy of our Code of Business

Conduct and Ethics from our website (www.stereotaxis.com) or by request of our Chief Financial Officer as follows:

Stereotaxis, Inc.

Attention: James M. Stolze

4320 Forest Park Avenue, Suite 100

St. Louis, Missouri 63108

314-678-6100

To the extent required by law or the rules of the NASDAQ Global Market, any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics will be promptly disclosed publicly. To the extent permitted by such requirements, we intend to make such public disclosure by posting the relevant material on our website (www.stereotaxis.com) in accordance with SEC rules. Information on our website does not constitute part of this proxy statement.

IV.	DIRECTOR AND EXECUTIVE COMPENSATION

Board Processes and Procedures for the Consideration and Determination of Executive and Director Compensation

In accordance with the Compensation Committee charter, the Compensation Committee is responsible for establishing and reviewing the overall management compensation philosophy and policy, and administering the executive and Board of Director compensation programs. As part of its duties, the Compensation Committee assists management and the Board of Directors in defining an executive composition policy that supports overall business strategy and objectives, attracts and retains key executives, links compensation with business objectives and organization performance in good and bad times, and provides competitive compensation opportunities. The Committee has the authority to determine the total compensation package, including salaries, bonuses, stock options, stock awards, benefits and other compensation arrangements, for the Chief Executive Officer and other executive officers of the company. As part of that process, the Committee reviews and approves the performance objectives of the Chief Executive Officer and other executives and evaluates their performance to determine whether such objectives have been achieved.

The Compensation Committee seeks advice from consultants with respect to compensation policies and programs for Named Executive Officers, as appropriate. A more detailed discussion of the Compensation Committee’s past and current consulting relationships is described in the Compensation Discussion and Analysis section of this proxy statement. The Compensation Committee also leverages our management and human resources professionals to assist the Committee in the timely and cost-effective fulfillment of its duties including compensation policies and levels.

Following the completion of our fiscal year, typically in February, the Compensation Committee meets to conduct its annual review of the Company’s compensation programs and packages. The Compensation Committee does not permit members of the Company’s management to materially participate in the determination of their particular compensation, nor does the Committee permit members of management, including the Chief Executive Officer, to be physically present for those portions of Committee meetings during which the particular member of the management team’s performance and compensation are reviewed and determined. However, these protocols do not prohibit members of management and the Chief Executive Officer from participating in, and being physically present, when compensation matters generally affecting Company employees (such as the Company’s annual bonus incentive plan) are discussed and determined. The Compensation Committee believes that it is crucial for members of the Company’s management to be materially involved in, and manage the details associated with, the compensation programs and policies of the Company in order for the management to explain and implement the Committee’s decisions with respect to executive and employee compensation.

The Board of Directors has delegated to the Nominating and Corporate Governance Committee responsibility for overseeing the structure, operations and composition of the Board of Directors and its Committees. However, the Nominating and Corporate Governance Committee does not have a direct role in the determination of Board member compensation. Rather, the Compensation Committee is tasked in its charter with making changes to the outside directors’ compensation program in respect of competitiveness and plan design. The Compensation Committee leverages independent consultants and the Company’s human resources professionals and management, as appropriate, to assist the Compensation Committee in making recommendations to the Board of Directors with respect to director compensation. The Compensation Committee will periodically review compensation for the Board of Directors from time to time.

DIRECTOR COMPENSATION

Director Compensation Policies

Non-employee directors receive both annual grants of options to purchase our common stock under our 2002 Non-Employee Directors’ Stock Option Plan and cash compensation for their services as Board members. In May 2008 the Compensation Committee reviewed and approved amendments to the annual awards made under the 2002 Non-Employee Directors’ Stock Option Plan to our non-employee directors. The Board determined that the overall compensation levels should be increased for all Board members and that certain increases should be given to the chairmen of the Audit and Compensation Committees to reflect the increased workload that those individuals have in those roles. However, in order to align the interests of the directors with the stockholders, such increases were reflected in the equity compensation; no increases were made to the cash component of non-employee director compensation, either for general Board service or for Committee service.

Under our 2002 Non-Employee Directors’ Stock Option Plan, as amended, at each annual stockholder meeting, all non-employee directors receive an automatic grant of an option to purchase a number of shares of common stock (which may include additional shares for the chairman or other Board members) as is determined from time to time by resolutions of the Board. In addition to the automatic annual grants on the date of the Annual Meeting of Stockholders, the Compensation Committee may grant other options to non-employee directors from time to time. In May 2008, the Board determined that the annual grants to each director will be 15,000 shares, or 30,000 in the case of the chairman of the Board. In addition to the annual grants, the Board determined that newly elected directors will receive an initial option to purchase 30,000 shares of common stock. Further, the Compensation Committee determined to revise the annual supplemental awards given to members who participate on the principal Committees of the Board. The chairman and/or designated financial expert of the Audit Committee and the chairman of the Compensation Committee each receive an annual grant of 10,000 shares and the chairman of the Nominating and Corporate Governance Committee receives an annual grant of 5,000 shares. Each other member of the Audit, Compensation and Nominating and Corporate Governance Committees receives an annual grant of 2,500 shares. Initial grants to new directors vest over a two-year period, with 50% vesting after the first year and the remainder vesting monthly thereafter. All other options vest one year from the date of grant or on the date of the next annual stockholders meeting, whichever is earlier. All options under the plan are granted at a price equal to the fair market value of the stock on the date of grant and have a term of 10 years.

In addition to the above described equity awards, each non-employee director receives an $18,000 annual retainer ($24,000 for the chairman of the Board) for Board membership and an additional payment of $1,500 per in-person Board meeting and $500 per telephonic Board meeting. Each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives a $2,500 annual retainer. The chairman and/or the designated financial expert of the Audit Committee each receive a $7,500 annual retainer in lieu of the member retainer. The chairman of the Compensation Committee and the chairman of the Nominating and Corporate Governance Committee each receive a $5,000 annual retainer in lieu of the member retainer. If the chairman of the Audit Committee and designated financial expert are the same individual, such individual would receive an annual grant of 10,000 shares and an annual retainer of $7,500.

We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance and participation in Board and Committee meetings.

The following table discloses compensation information of members of our Board of Directors for serving as members of the Company’s Board in 2008:

Director	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Fred A. Middleton (2)	35,500	135,932	171,432
Abhi Acharya (3)	8,000	22,182	30,182
Christopher Alafi, Ph.D. (4)	23,000	58,395	81,395
David W. Benfer (5)	28,250	69,966	98,216
Ralph G. Dacey, Jr., M.D. (6)	23,000	58,395	81,395
Bevil J. Hogg (7)	-	-	-
Gregory R. Johnson, Ph.D. (8)	9,500	36,070	45,570
Michael P. Kaminski (9)	-	-	-
William M. Kelley (10)	27,000	58,946	85,946
Abhijeet J. Lele (11)	28,250	68,316	96,566
Robert J. Messey (12)	32,000	95,285	127,285
William C. Mills III (13)	34,500	93,827	128,327
Eric N. Prystowsky, M.D. (14)	24,500	97,187	121,687

(1)	Amount represents the SFAS 123(R) expense recognized for financial reporting purposes for options granted in 2008 and prior years.

(2)	117,500 options were outstanding as of December 31, 2008, 77,500 of which were exercisable as of such date.

(3)	7,500 options were outstanding as of December 31, 2008, all of which were exercisable as of such date. Dr. Acharya retired from our Board of Directors in May 2008.

(4)	50,000 options were outstanding as of December 31, 2008, 35,000 of which were exercisable as of such date.

(5)	57,500 options were outstanding as of December 31, 2008, 37,500 of which were exercisable as of such date.

(6)	50,000 options were outstanding as of December 31, 2008, 35,000 of which were exercisable as of such date.

(7)	As a member of the Company’s management in 2008, Bevil J. Hogg did not receive compensation for his services as a director in 2008. The compensation received by Mr. Hogg as an employee of the Company is shown in the Summary Compensation Table below.

(8)	35,000 options were outstanding as of December 31, 2008, all of which were exercisable as of such date. Dr. Johnson retired from Board of Directors in May 2008.

(9)	As a member of the Company’s management, Michael P. Kaminski did not receive compensation for his services as a director in 2008. The compensation received by Mr. Kaminski as an employee of the Company is shown in the Summary Compensation Table below.

(10)	86,527 options were outstanding as of December 31, 2008, 69,027 of which were exercisable as of such date.

(11)	50,833 options were outstanding as of December 31, 2008, 30,333 of which were exercisable as of such date.

(12)	70,000 options were outstanding as of December 31, 2008, 45,000 of which were exercisable as of such date.

(13)	80,000 options were outstanding as of December 31, 2008, 57,500 of which were exercisable as of such date.

(14)	37,500 options were outstanding as of December 31, 2008, 21,250 of which were exercisable as of such date.

Compensation Discussion and Analysis

Overview of Compensation Program

The following Compensation Discussion and Analysis describes our overall compensation philosophy and the primary components of our compensation program. Furthermore, the Compensation Discussion and Analysis explains the process by which the Compensation Committee determined the 2008 compensation for all Named Executive Officers.

Compensation Philosophy

The fundamental objectives of our compensation program are to attract and retain highly qualified executive officers, motivate these executive officers to materially contribute to our long-term business success, and align the interests of our executive officers and stockholders by rewarding our executives for individual and corporate performance based on targets established by the Committee.

We believe that achievement of these compensation program objectives enhances long-term stockholder value. When designing compensation packages to reflect these objectives, the Committee is guided by the following four principles:

•

Alignment with stockholder interests:  Compensation should be tied, in part, to our stock performance through the granting of equity awards, which in turn aligns the interests of executive officers with those of our stockholders.

•	Recognition for business performance: Compensation should correlate in large part with our overall business, operational and financial performance.

•	Accountability for individual performance: Compensation should also depend on the individual executive’s performance, in order to motivate and acknowledge the key contributors to our success.

•	Competition: Compensation should generally reflect the competitive marketplace and be consistent with that of other well-managed companies in our peer group.

In implementing this compensation philosophy, the Committee takes into account the compensation amounts from the previous years for each of the Named Executive Officers, internal compensation equity among the Named Executive Officers and compensation of executive officers in similar positions at selected companies in the medical device and biotechnology industries. In particular, the Committee believes that the Named Executives should be paid at competitive levels of compensation that best reflect their individual responsibilities and contributions to the Company, while providing incentives to achieve our business and financial objectives. Market data from these companies (discussed in more detail below) is utilized by the Committee to assist them in their deliberations.

In determining the amount and mix of compensation elements and whether each element provides the correct incentives and rewards for performance consistent with our short and long-term goals and objectives, the Committee relies both on relevant market data and its judgment about each individual’s performance to arrive at compensatory decisions for its Named Executive Officers.

2008 Compensation Determination Process

As in prior years, during 2008 the Committee engaged in its annual review of our executive compensation with the goal of ensuring the appropriate combination of fixed and variable compensation linked to individual and corporate performance. In the course of this review, the Committee considered the advice and input of the Company’s management in the manner described above under the section entitled “Board Processes and Procedures for the Consideration and Determination of the Executive Officer and Director Compensation.”

Senior management plays an important role in our executive compensation decision-making process, due to its direct involvement in and knowledge of the business goals, strategies, experiences and performance of the company and its various operational units. With respect to our executive incentive compensation program (which is described in detail below), the Committee engages in active discussions with the Chief Executive Officer and other internal human resources personnel concerning: (i) who should participate in the program and at what levels, (ii) which performance metrics should be used and (iii) the determination of performance targets and whether and to what extent criteria for the previous year have been achieved. The Chief Executive Officer is advised by the other senior executives of the Company in recommending and determining the achievement of individual goals and initiatives for those executives who do not report directly to him. With respect to equity grants, the Chief Executive Officer makes recommendations to the Committee as to appropriate grant levels for executives. In making these recommendations, the Chief Executive Officer is advised by the other senior executives with respect to those executives who do not report directly to him. The Committee reviews the appropriateness of the recommendations of the Chief Executive Officer with respect to the foregoing and accepts or adjusts such recommendations in light of the considerations applicable to the relevant element of compensation (discussed with respect to each element below). In addition, the senior management of the Company are involved in the compensation-setting process through (i) their evaluation of employee performance used in connection with the annual executive assessments and (ii) their recommendations to the Chief Executive Officer and/or Committee with respect to base salary adjustments. Senior management also prepares meeting information for the Committee upon request.

The Committee also retained the services of Towers Perrin in early 2008 to provide peer group market data in support of an overall review of all components of compensation for the Named Executive Officers, including base salary, annual cash incentive and long term incentives. The survey data received from Towers Perrin was based on a mix of more than 45 medical device companies and biotechnology companies with market capitalization ranging from less than $50 million to slightly over $300 million. The Committee considered this data as part of its overall analysis of the compensation components and amounts for its Named Executive Officers.

The Committee intends to review and update this list of companies and the corresponding market data on a periodic basis. While the Committee considers the peer group company data in its analysis, it does not use a strict formulaic approach to benchmarking its recommendations against this data.

Executive Compensation Components

For the fiscal year ended December 31, 2008, the principal components of compensation for Named Executive Officers were:

•	base salary;

•	annual and quarterly bonus programs;

•	long-term incentive awards; and

•	other benefits.

Base Salary.  The Committee reviews base salaries annually and considers the individual performance of the officer, the competitive forces in the industry, the responsibilities of the individual and his or her future potential. Thus, an individual Named Executive Officer might receive increases related to merit and for any market adjustment deemed necessary.

In 2008 the Committee did not award any of the Named Executive Officers a base salary adjustment based on the Company performance in 2007. Furthermore, in 2009 the Committee also did not award any of the Named Executive Officers a base salary adjustment as a result of the Committee’s decision to implement the 2009 Annual Bonus Program, which places greater emphasis on the at-risk component of the Named Executive Officers’ total compensation as further described below. The Committee did, however, increase Mr. Kaminski’s base compensation effective with his appointment as Chief Executive Officer on January 1, 2009.

2008 Bonus Programs

Annual Bonus Program.  The Committee continued the use of a cash bonus plan in 2008 for the Named Executive Officers, granting potential cash bonuses pursuant to the 2008 bonus incentive plan only if the Company achieved certain identified financial performance and other organizational effectiveness goals. Thus, the Committee attempted to align the Named Executive Officers’ 2008 cash bonus with the interests of our stockholders.

The annual target award maximum in 2008 was 50% of total base cash compensation for the Chief Executive Officer and the President and Chief Operating Officer and 30% for the Messrs. Stolze and Bruce and Ms. Walker. Mr. Ruggiero’s target award maximum was 20% and he also participated in a separate sales plan which provided an opportunity to earn additional 30% of total base cash compensation. The base compensation utilized to calculate the award excludes items such as the exercise of stock option and stock appreciation rights (“SARs”) and the vesting of restricted stock and other compensation items. Generally, payment of the incentive bonus is based on performance of the Company against the pre-established measures, as determined by the Committee.

In February 2008, the Committee established the bonus plan objectives for the Named Executive Officers relating to the following items: revenue, new orders, clinical utilization, operating expense, cash consumption, gross margins and other organizational effectiveness goals. Following a review in February 2009, the Committee determined that the 2008 performance objectives were partially achieved and accordingly the Committee approved a bonus payout of 48% of the target award maximum for the Named Executive Officers under the annual bonus program for 2008. This payout is subject to stockholder approval at the Annual Meeting of the Amendments to the 2002 Stock Incentive Plan, which will allow the Committee to pay bonuses in either cash or fully vested Company stock. If the Amendments to the 2002 Stock Incentive Plan are approved, the Committee anticipates that it will pay the annual bonus award in fully vested stock. If the Amendments to the 2002 Stock Incentive Plan are not approved, the Committee anticipates that it will not pay the awards in cash.

Quarterly Bonus Program.  In February 2008, the Committee also approved a quarterly bonus plan for 2008 to provide incremental incentive and focus to achieve critical quarterly deliverables for the 2008 performance year, including orders, revenue, gross margin percentage and operating expenses. All Named Executive Officers, with the exception of Mr. Ruggiero who participated in a separate sales plan, were eligible to receive bonuses under the 2008 quarterly bonus plan. The maximum quarterly award under the plan was $25,000 for Messrs. Hogg and Kaminski and $15,000 for Messrs. Stolze and Bruce and Ms. Walker.

The Committee determined during the course of the 2008 performance year that the targets for the first quarter were achieved and that the targets for the second, third and fourth quarters were achieved at the 50% level. The first three quarterly awards were paid in cash. The fourth quarter payout is subject to stockholder approval of the Amendments to the 2002 Stock Incentive Plan at the Annual Meeting, which will allow the Committee the to pay bonuses in either cash or fully vested Company stock. If the Amendments to the 2002 Stock Incentive Plan are not approved, the Committee anticipates that it will not pay the awards in cash. Assuming approval of Amendments at the Annual Meeting, the following table provides a summary of the total quarterly awards paid to Named Executive Officers:

Name	Total Quarterly Awards ($)
Bevil J. Hogg	62,500
Michael P. Kaminski	62,500
James M. Stolze	37,500
Douglas M. Bruce	37,500
Melissa C. Walker	37,500

The quarterly bonus plan was eliminated for the 2009 performance year.

2009 Annual Bonus Program.  In December 2008, the Committee determined that further refinement of the compensation strategy for Named Executive Officers was necessary to drive annual goal accomplishment. The Committee modified the compensation strategy to place more emphasis on annual cash incentives and less on equity awards in order to focus on near term financial objectives to help the Company achieve long-term success. The Committee froze base salaries at 2008 levels with the exception of Mr. Kaminski who was provided with an increase in his base salary in conjunction with his appointment to Chief Executive Officer effective January 1, 2009. The Committee reduced the number of stock options and other equity awards traditionally granted for all Named Executive Officers and implemented an overachievement bonus opportunity to recognize performance above the established Company objectives. The bonus opportunities for 2008 and 2009 for Messrs. Kaminski, Stolze, Bruce and Ruggiero and Ms. Walker are as follows:

	2008 Annual Bonus Program	2009 Annual Bonus Program
Named Executive Officer	Maximum Award % of Base Salary	Target Award % of Base Salary	Overachievement Maximum % of Base Salary
Michael P. Kaminski	50%	50%	100%
James M. Stolze	30%	50%	100%
Douglas M. Bruce	30%	50%	100%
Louis T. Ruggiero	20%	50%	100%
Melissa C. Walker	30%	50%	100%

Long-Term Equity Incentive Compensation.  The objective of the Company’s long-term equity incentive program is to provide a longer-term retention incentive for the Named Executive Officers and to align their interests directly with those of our stockholders by way of stock ownership.

The Committee has the discretion to determine whether equity awards will be granted to Named Executive Officers and if so, the number of shares subject to each award. The Committee has the authority to grant the following types of equity awards in its discretion: options, stock appreciation rights, cash-based awards or other stock-based awards, such as common stock, restricted stock and other awards valued in whole or in part by reference to the fair market value of the stock. In most instances, these long-term grants vest on a multi-year basis.

The Committee meets in February of every year to determine the recipients of annual long-term incentive awards and to grant such awards by formal action. The practice of granting long-term incentive awards in February by Committee action applies uniformly to the Named Executive Officers and other employees of the Company. In addition, equity awards, either in the form of time based restricted shares, stock appreciation rights, or stock options are granted to all employees upon acceptance of employment with the Company. Grants of awards to new employees are approved by the Compensation Committee at its quarterly meeting following the initiation of employment of the employee, and on occasion, in advance of initiation of employment, but effective on the date of initiation of employment. In addition, the Committee has the discretion to make grants whenever it deems it appropriate in the best interests of the Company. The Company does not have any program, plan or practice in place to time equity award grants with the release of material, non-public information and does not release such information for the purpose of affecting the value of executive compensation.

Since one of the four principles of our compensation philosophy is to ensure alignment with stockholder interest, the Committee determined that some form of option, stock appreciation rights or other stock-based award would be appropriate for the long-term incentive component of executive officer compensation for 2008. For the 2008 annual long-term incentive component of executive compensation, the Committee granted stock options to the Named Executive Officers as a part of the annual February compensation review.

In establishing the size of the 2008 equity awards, the Committee considered the amount of stock and options outstanding, and the potentially dilutive effect on stockholders, in addition to the overall compensation policy of the Company to place emphasis on incentive compensation over base salaries. The Committee also considered the results of the 2008 Towers Perrin report that included comparisons of selected executive officers’ awards in peer group companies. In February 2008, the Committee determined the total number of stock options to be awarded to the Named Executive Officers in 2008. A portion of those stock options were granted in February 2008 and the balance was delayed until May 2008. The numbers of stock options granted to the Named Executive Officers in 2008 are described in the Grant of Plan Based Awards table.

In December 2008, the Committee awarded Performance-Based Restricted Shares to the Named Executive Officers to coincide with the beginning of the performance period. The performance criterion required to achieve vesting of the shares relates to operating performance for the 2010 calendar year.

Other Benefits

•

Health care and other Insurance Programs.  All of our employees, including the Named Executive Officers, are eligible to participate in medical, dental, short and long-term disability and life insurance plans. The terms of such benefits for our Named Executive Officers are the same as those for all of our employees.

•

401(k).  We offer all eligible employees the opportunity to participate in a 401(k) plan to which the Company matches employee contributions dollar for dollar up to 3% of the employee’s salary during the employee’s period of participation. For the fiscal year 2008, we expensed $621,389 under the plan for all participants.

•	Employee Stock Purchase Plan. Through December 31, 2008 we offered all of our employees, including our Named Executive Officers, who do not own 5% or more of our outstanding common stock, the opportunity to buy Company common stock at 85% of market price with up to 15% of their salaries and incentives (subject to certain limits), with the objective of allowing employees to profit when the value of our stock increases over time. The plan terminated after the final 2008 purchase period when all of the shares allocated under the plan had been sold to employees. Pursuant to Proposal II set forth below, our stockholders are being asked to approve the 2009 Employee Stock Purchase Plan, which would provide Company employees with the ability to purchase an aggregate of 250,000 shares of common stock at 95% of market price.

Determination of 2008 Chief Executive Officer Compensation

Bevil J. Hogg was our Chief Executive Officer throughout 2008 until his retirement on December 31. Mr. Hogg’s compensation was comprised of a base salary plus an annual incentive bonus payable based on the achievement of corporate objectives set by the Compensation Committee and long-term incentive compensation in the form of stock options and other equity awards. To determine Mr. Hogg’s 2008 compensation package, the Compensation Committee considered his performance, competitive compensation data from the peer group companies described above.

In February 2008, the Compensation Committee determined that Mr. Hogg’s base salary would remain at the 2007 level ($400,000) and granted him 175,000 stock options, with 75,000 of those options deferred until May 2008. The Committee also established the performance objectives for his 2008 annual performance bonus at an annual maximum opportunity of 50% of his base salary, or $200,000, and the performance objectives for a 2008 quarterly performance bonus with a quarterly award maximum opportunity of $25,000 or a total of $100,000 for the 2008 performance year.

The Committee determined during the course of the 2008 performance year that the targets for the first quarter of the 2008 quarterly performance bonus were met and the targets for the second, third and fourth quarters were achieved at the 50% level. The first three quarter awards were paid in cash for a total of $50,000. The fourth quarter payout of $12,500 is subject to stockholder approval of the Amendments to the 2002 Stock Incentive Plan at the Annual Meeting which provides the Committee the ability to pay bonuses in either cash or fully vested Company stock. If the Amendments to the 2002 Stock Incentive Plan are approved, the Committee anticipates that it will pay the fourth quarter bonus award in fully vested stock. If the Amendments to the 2002 Stock Incentive Plan are not approved, the Committee anticipates that it will not pay the award in cash.

In February 2009, the Compensation Committee determined 2008 performance objectives were achieved at the 48% level and thus an annual bonus of 48% of Mr. Hogg’s target award maximum ($96,000) will be paid to Mr. Hogg in fully vested shares if the Amendments to the 2002 Stock Incentive Plan are approved at the Annual Meeting. If the Amendments to the 2002 Stock Incentive Plan are not approved, the Committee anticipates that it will not pay the award in cash.

On November 4, 2008, Bevil J. Hogg notified the Company of his intention to retire as Chief Executive Officer. In connection with his retirement, Mr. Hogg subsequently entered into an amendment to his employment agreement. Under this agreement, Mr. Hogg will receive salary continuance equal to his 2008 annual base salary of $400,000 for two years, offset by any amounts he receives from other employment or consulting services for any other individual or entity during such period. Mr. Hogg is entitled to participate in the Company’s medical and dental plans during the two-year period unless he assumes full-time employment with another employer. Upon his retirement, Mr. Hogg became entitled to receive all accrued and unpaid time off earned through December 31, 2008. Mr. Hogg’s outstanding equity awards subject to vesting that would have vested over the 24 month period following December 31, 2008 automatically vested as of December 31, 2008 and he has a two-year exercise period following December 31, 2008 to exercise his vested equity awards. Mr. Hogg agreed to relinquish 85,900 shares of performance-based restricted shares and also received a grant of 21,475 time based restricted shares, all of which vested upon his retirement on December 31, 2008. Mr. Hogg continued to be eligible to participate in the Company’s 2008 Quarterly Bonus Plan and 2008 Annual Management Bonus Plan

through the fourth quarter 2008, in accordance with and subject to the terms and conditions set forth in such plans, but will not participate in any future bonus plans. He will continue to serve as a member of the Board through at least the end of his current term, which expires at the 2010 Annual Meeting of Stockholders. Mr. Hogg will not receive equity awards for his continued service on the Board. The agreement also contains confidentiality and non-competition provisions.

Determination of 2009 Chief Executive Officer Compensation

On December 15, 2008 the Board appointed Michael P. Kaminski to serve as the Company’s President and Chief Executive Officer, effective January 1, 2009. Prior to assuming his new role, Mr. Kaminski was the Company’s President and Chief Operating Officer.

In connection with the foregoing, Mr. Kaminski entered into an amendment to his employment agreement. To establish his 2009 compensation, the Compensation Committee considered Mr. Kaminski’s performance as President and Chief Operating Officer and competitive compensation data from the peer group companies described above. As a result of this review, Mr. Kaminski’s annual base salary was increased to $400,000 and he became eligible to participate in an annual cash incentive bonus plan that will provide for a bonus opportunity equal to a threshold of 50% of, and a maximum of 100% of, his then-current base salary, subject to achievement of Company objectives and performance goals established for him by the Committee. In recognition of his appointment to Chief Executive Officer, the Compensation Committee awarded Mr. Kaminski 125,000 stock appreciation rights in December 2008.

Federal Income Tax Considerations

Section 162(m) of the Internal Revenue Code limits the tax deduction allowable for executive compensation to $1.0 million per year for certain executive officers unless such compensation is performance based. As the cash compensation paid to our executive officers is below $1.0 million and the Compensation Committee believes that the stock options granted would meet the requirements for performance based compensation, the Company believes that these limitations did not impact the Company in 2008.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Submitted by the Compensation Committee of the Board of Directors.

Fred A. Middleton, Chairman

Abhijeet Lele

William M. Kelley

The Compensation Committee report and the report of the Audit Committee below will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

Mr. Middleton served as a member of our Compensation Committee during our last fiscal year and as our president from December 1996 through June 1997. Otherwise, none of our Compensation Committee members and none of our executive officers have a relationship that would constitute an interlocking relationship with executive officers or directors of another entity or insider participation in compensation decisions.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the annual and long-term compensation of the following executive officers (our “Named Executive Officers”) for all services rendered in all capacities to the company for the fiscal year ended December 31, 2008:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan ($)(3)	All Other ($)(4)	Total ($)
Bevil J. Hogg	2008	400,000	(357,562)	1,402,693	50,000	895,513	2,390,644
Chief Executive Officer (through 2008)	2007	398,604	219,416	576,593	12,500	16,396	1,223,509
	2006	383,250	238,785	478,107	71,859	14,728	1,186,729
Michael P. Kaminski	2008	345,000	(126,806)	420,263	50,000	13,741	702,198
President and Chief Executive Officer	2007	341,479	107,123	417,136	12,500	65,713	943,951
	2006	302,747	116,330	271,634	56,765	11,943	759,419
James M. Stolze	2008	310,000	(152,200)	330,760	30,000	12,027	530,587
Chief Financial Officer and Vice President	2007	308,951	95,914	304,541	-	12,771	722,177
	2006	297,413	105,008	255,718	55,765	11,750	725,654
Douglas M. Bruce	2008	295,000	(87,446)	123,844	30,000	11,536	372,934
Chief Technology/Operations Officer	2007	294,018	68,411	120,008	-	12,201	494,638
	2006	283,211	75,422	102,310	53,102	11,309	525,354
Louis T. Ruggiero (5) Chief Commercial Officer	2008	175,000	30,550	53,955	21,452	158,825	439,782
Melissa C. Walker	2008	235,000	(86,416)	133,107	30,000	9,464	321,155
Senior Vice President, Regulatory, Quality and Compliance	2007	234,219	58,304	114,610	-	9,811	416,944
	2006	225,621	63,407	78,522	42,304	9,256	419,110

(1)	Includes the dollar amount recognized for financial statement reporting purposes for each fiscal year relating to restricted share grants awarded in such year and in prior years computed in accordance with SFAS 123(R) applying the same valuation model and assumptions applied for financial reporting purposes. Restricted share grants under the 2002 Stock Incentive Plan are performance-based and will be forfeited if performance criteria are not achieved. During 2008, the Company determined that it was not likely that the performance criteria would be met for the restricted share grants prior to 2008. As a result, the Company reversed previously accrued expense related to these shares. These shares will remain outstanding until either vested or forfeited under the original terms of the grant. Restricted shares granted in 2008 are subject to performance criteria that will be forfeited if not met at the end of 2010. Restricted shares granted to employees are valued at the fair market value at the date of grant. See Note 11 of the notes to our consolidated financial statements contained in our 2008 Annual Report on Form 10-K for a discussion of all assumptions made by us in determining the SFAS 123(R) values of our equity awards. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(2)	The amounts represent the dollar amount recognized for stock options and stock appreciation rights for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123(R). These amounts may include expense related to options granted in years prior to 2008. See Note 11 of the notes to our consolidated financial statements contained in our 2008 Annual Report on Form 10-K for a discussion of all assumptions made by us in determining the SFAS 123(R) values of our equity awards. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the Named Executive Officers. Please see the Grants of Plan-Based Awards Table for information on stock options granted in fiscal 2008.

(3)	Represent amounts payable under the applicable fiscal year’s annual and quarterly incentive bonus programs. Although amounts for our annual incentive bonus program earned in one year are normally paid in the following year, the relevant performance period for such awards is the fiscal year in which they are earned and are accordingly reported as compensation for fiscal year in which earned. Each of the Named Executive Officers participated in an annual incentive bonus program and a quarterly incentive bonus plan related to operating performance compared to plan for 2008. In February 2009, the Compensation Committee approved payment of annual and fourth quarter bonuses to be payable in stock, contingent upon the approval of the Amendments to the 2002 Stock Incentive Plan as described in Proposal III. Amounts paid and payable for the 2008 bonus plans are as follows:

Named Executive Officer	2008 Annual Awards Payable ($)	2008 Quarterly Awards Paid ($)	4th Quarter 2008 Awards Payable ($)
Bevil J. Hogg	96,000	50,000	12,500
Michael P. Kaminski	82,800	50,000	12,500
James M. Stolze	44,640	30,000	7,500
Douglas M. Bruce	52,500	30,000	7,500
Louis T. Ruggiero	28,800	21,452	-
Melissa C. Walker	28,000	30,000	7,500

(4)	All Other Compensation includes non-routine compensatory payments as well as amounts contributed by us to the executive’s 401(k) plan and the payment of group term life insurance premiums. Upon his retirement, Mr. Hogg became entitled to receive $880,113 in salary and benefit continuation, unused paid time off as described in the Compensation Discussion and Analysis. In addition, the Company recorded $860,337 in connection with certain modifications to his outstanding stock option awards to accelerate vesting and to extend the exercise period for his vested options at retirement date. Included in All Other Compensation for 2008 are Company contributions to 401(k) plans as follows: Mr. Hogg, $13,500, Mr. Kaminski, $11,850 and Mr. Stolze, $10,200. No other single amounts exceeded $10,000 for any individual.

(5)	Mr. Ruggiero commenced employment with the Company in June 2008. In conjunction with his commencement of employment, Mr. Ruggiero was paid a signing bonus in the amount of $144,377 which is included in All Other compensation in the table above.

The following table sets forth certain information with respect to plan-based awards granted to each of our Named Executive Officers during the fiscal year ended December 31, 2008.

GRANTS OF PLAN-BASED AWARDS

Named Executive Officer	Grant Date	Target Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)	Target Estimated Future Payouts Under Equity Incentive Plan Awards (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)

Bevil J. Hogg	2/5/2008	300,000			100,000	6.86	275,000
	5/28/2008				75,000	4.97	165,000
	12/11/2008			21,475			98,785
Michael P. Kaminski	2/5/2008	272,500			50,000	6.86	137,500
	5/28/2008				100,000	4.97	220,000
	12/11/2008				125,000	4.60	257,500
	12/15/2008			50,000			210,000
James M. Stolze	2/5/2008	153,000			37,500	6.86	103,125
	5/28/2008				37,500	4.97	82,500
	12/15/2008			25,000			105,000
Douglas M. Bruce	2/5/2008				25,000	6.86	68,750
	5/28/2008				25,000	4.97	55,000
	12/15/2008	148,500		25,000			105,000
Louis T. Ruggiero	6/2/2008				200,000	4.94	436,000
	12/15/2008	127,500		25,000			105,000
Melissa C. Walker	2/5/2008				25,000	6.86	68,750
	5/28/2008				25,000	4.97	55,000
	12/15/2008	130,500		20,000			84,000

(1)	Constitutes awards that could have been earned under the 2008 annual bonus program, representing 50% of the base salary for Messrs. Hogg and Kaminski and 30% of the base salary of each of Messrs. Stolze and Bruce and Ms. Walker in respect of the annual bonus program and $25,000 per quarter for Messrs. Hogg and Kaminski and $15,000 per quarter for Messrs. Stolze and Bruce and Ms. Walker in respect of the quarterly bonus program. With respect to Mr. Ruggiero, the amount includes awards that could have been earned under both the annual bonus program and an individual bonus program. Following a review in February 2009, the Committee determined that the 2008 performance objectives were partially achieved and accordingly the Committee approved a bonus payout of 48% of the target award maximum for the Named Executive Officers under the annual bonus program for 2008. This payout is subject to stockholder approval at the Annual Meeting of the Amendments to the 2002 Stock Incentive Program, which will allow the Committee to pay bonuses in either cash or fully vested Company stock. If the Amendments to the 2002 Stock Incentive Plan are approved, the Committee anticipates that it will pay the annual bonus award in fully vested stock. If the Amendments to the 2002 Stock Incentive Plan are not approved, the Committee anticipates that it will not pay the awards in cash.

(2)	Constitutes performance-based restricted shares granted during 2008 under our 2002 Stock Incentive Plan, subject to the achievement of financial targets at the end of fiscal 2010.

(3)	Constitutes stock options granted in fiscal 2008 under our 2002 Stock Incentive Plan.

(4)	The exercise price of stock subject to options awarded under the plan is the fair market value of the stock on the date of grant. Under the terms of the plan, the fair market value of the stock is the closing sales price of the stock on the date of grant as reported by the NASDAQ Global Market.

(5)	Includes the full grant date fair value of options computed in accordance with SFAS 123(R) applying the same valuation model and assumptions applied for financial reporting purposes. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award vesting schedule. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be recognized by the Named Executive Officers.

The following table discloses information regarding outstanding awards under the Company’s 2002 Stock Incentive Plan, as amended, as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (December 31, 2008)

	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Bevil J. Hogg	8,333 55,555 97,222 69,444 48,611 48,611 92,500 76,900 153,333 70,833 48,437	- - - - - - - - - - -	1.62 1.62 4.75 5.94 6.77 8.00 7.80 12.03 10.24 6.86 4.97	12/31/2010 12/31/2010 12/31/2010 12/31/2010 12/31/2010 12/31/2010 6/15/2010 12/31/2010 12/31/2010 12/31/2010 12/31/2010	21,475	94,490
Michael P. Kaminski	79,825 13,888 69,444 41,562 27,058 100,833 - - -	- - - 5,938 11,142 119,167 50,000 100,000 125,000	4.75 5.94 5.94 7.80 12.03 10.24 6.86 4.97 4.60	4/17/2012 5/27/2013 1/7/2014 6/15/2010 2/21/2011 2/7/2012 2/5/2013 5/28/2013 12/11/2013	22,500 19,100 50,000	99,000 84,040 220,000

James M. Stolze	111,111 32,812 22,525 20,625 - -	- 4,688 9,275 24,375 37,500 37,500	7.02 7.80 12.03 10.24 6.86 4.97	5/25/2014 6/15/2010 2/22/2011 2/7/2012 2/5/2013 5/28/2013	22,500 15,900 25,000	99,000 69,960 110,000
Douglas M. Bruce	48,611 6,944 10,416 10,416 19,687 14,945 11,458 - -	- - - - 2,813 6,155 13,542 25,000 25,000	4.75 5.94 6.77 8.00 7.80 12.03 10.24 6.86 4.97	1/31/2012 5/27/2013 1/27/2014 2/25/2012 6/15/2010 2/21/2011 2/7/2012 2/5/2013 5/28/2013	17,500 10,600 25,000	77,000 46,640 110,000

Louis T. Ruggiero		200,000	4.94	6/2/2013	25,000	110,000

	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Melissa. C. Walker	13,888 13,888 15,312 14,166 22,916 - -	- - 2,188 5,834 27,084 25,000 25,000	5.94 5.94 7.80 12.35 10.24 6.86 4.97	5/27/2013 11/19/2013 6/15/2010 2/21/2011 2/7/2012 2/5/2013 5/28/2013	12,500 10,000 20,000	55,000 44,000 88,000

(1)	The amounts appearing in this column represent the total number of options and stock appreciation rights that have not vested as of December 31, 2008. Option grants and SARs vest at the rate of 25% after one year of service from the date of grant, and monthly thereafter, over 36 additional months.

(2)	With the exception of the grant of 21,475 time-based restricted shares granted to Mr. Hogg, the amounts appearing in this column represent the total number of performance-based restricted shares granted under our 2002 Stock Incentive Plan. Such shares will vest only if certain performance goals are achieved. Those goals have not yet been achieved. During 2008, the Company determined that it was not likely that the performance criteria would be met for the restricted share grants prior to 2008. As a result, the Company reversed previously accrued expense related to these shares. These shares will remain outstanding until either vested or forfeited under the original terms of the grant. Restricted shares granted in 2008 are subject to performance criteria that will be forfeited if not met at the end of 2010.

(3)	Based on the closing price of $4.40 for the shares of our common stock on December 31, 2008 (the last business day of fiscal 2008).

Option exercises and stock vested

With respect to the Named Executive Officers, no options or stock appreciation rights were exercised and no restricted shares vested during the fiscal year ended December 31, 2008.

Potential Payments upon Termination or Change of Control

The award agreements under our 2002 Stock Incentive Plan provide for the acceleration of certain equity awards in the event of a change of control of the company. The provisions under the award agreements are generally applicable to awards granted to all participants in the Plan, including the Named Executive Officers. We have described those provisions generally below. Benefits or payments under other plans and arrangements that are generally available to the company’s employees on similar terms are not described.

In addition, we have entered into employment agreements with our Named Executive Officers that provide for a continuation of certain post-employment benefits, to the extent permitted under the applicable employment benefit plan(s). Each of the employment agreements provide for payments at, following, or in connection with a variety of circumstances following the Named Executive Officer’s termination of employment or in the event of a change of control of the company.

Following the description of each Named Executive Officer’s specific employment agreement, we have quantified, in tabular format, the potential payments and benefits upon termination or a change of control of the company for each of the Named Executive Officers, assuming the Named Executive Officer’s employment terminated on December 31, 2008 and, if applicable, based on our closing stock price of $4.40 on that date. In calculating the value of acceleration of equity awards, the value of unvested options and SARs equals $4.40 per share minus exercise price for all such options or SARs and the value of the performance based restricted shares equals $4.40 per share multiplied by the number of unvested performance based restricted shares.

Provisions of awards under the 2002 Stock Incentive Plan

Upon a change of control and if the Named Executive Officer’s employment is terminated in contemplation of, or within one year after, the change of control (or in the case of restricted stock or SARs, the employee leaves for “good reason”), the award agreements under the 2002 Stock Incentive Plan provide as follows: (1) all unvested stock options and SARs would vest immediately and all unexercised options and SARs could be exercised for their remaining terms; and (2) all outstanding performance based restricted stock awards vest immediately and become non-forfeitable.

The awards do not generally accelerate in connection with the retirement, resignation or other termination of employment (i.e., voluntary termination, termination for cause or involuntary termination) of any of the participants. In addition, none of the equity awards under the 2002 Stock Incentive Plan accelerate in the event of termination by death or disability, although SARs and options could be exercised for specified periods following such termination events.

Employment Agreements and Quantification of Payments upon Termination or Change of Control

Mr. Kaminski.  If Mr. Kaminski is terminated without cause, he will be paid a salary continuance equal to his monthly base salary plus benefits for the lesser of (1) the period from the date of his termination of employment until he commences employment with a new employer or (2) 24 months. In addition, in the event of a termination without cause, the number of Mr. Kaminski’s stock options, stock appreciation rights or other equity awards subject to vesting over the 12-month period following any such termination will automatically vest as of the termination date and will be exercisable for a period of one year thereafter. Further, if Mr. Kaminski’s employment is terminated as a result of, or following, an acquisition or merger where we are not the surviving entity and a change of control occurs, and Mr. Kaminski is not offered a comparable position and salary in the surviving entity, he will be paid salary continuance equal to his monthly base salary plus benefits for a period of 24 months without offset for employment with another organization and 100% of his unvested options, SARs and restricted shares will vest under the terms of the 2002 Stock Incentive Plan. In addition, if Mr. Kaminski is terminated without cause or as a result of a change of control during a year in which he has served at least six months as President and CEO, Mr. Kaminski is entitled to receive a bonus from any bonus plan in which he is a participant on the same level as the other management employees on a prorated basis based on the number of days worked.

Mr. Stolze.  If Mr. Stolze is terminated without cause, he will be paid salary continuance equal to his monthly base salary plus benefits for the lesser of (1) the period from the date of his termination of employment until he commences employment with a new employer or (2) 12 months. In addition, if Mr. Stolze’s employment is terminated in contemplation of or within a year of a change in control of Stereotaxis, he will be paid his monthly base salary plus benefits for a period of 12 months without offset for employment with another organization and 100% of his unvested options, SARs and restricted shares will vest under the terms of the 2002 Stock Incentive Plan.

Mr. Bruce.  If Mr. Bruce is terminated without cause, he will be paid salary continuance equal to his monthly base salary plus benefits for the lesser of (1) the period from the date of his termination of employment until he commences employment with a new employer or (2) 12 months. In addition, if Mr. Bruce’s employment is terminated in contemplation of or within a year of a change in control of Stereotaxis, he will be paid his monthly base salary plus benefits for a period of 12 months without offset for employment with another organization and 100% of his unvested options, SARs and restricted shares will vest under the terms of the 2002 Stock Incentive Plan.

Mr. Ruggiero.  If Mr. Ruggiero is terminated without cause, he will be paid salary continuance equal to his monthly base salary plus benefits for the lesser of (1) the period from the date of his termination of employment until he commences employment with a new employer or (2) 12 months. In addition, if

Mr. Ruggiero’s employment is terminated in contemplation of or within a year of a change in control of Stereotaxis, he will be paid his monthly base salary plus benefits for a period of 12 months without offset for employment with another organization and 100% of his unvested options, SARs and restricted shares will vest under the terms of the 2002 Stock Incentive Plan.

Ms. Walker.  If Ms. Walker is terminated without cause, she will be paid salary continuance equal to her monthly base salary plus benefits for the lesser of (1) the period from the date of her termination of employment until she commences employment with a new employer or (2) 12 months. In addition, if Ms. Walker’s employment is terminated in contemplation of or within a year of a change in control of Stereotaxis, she will be paid her monthly base salary plus benefits for a period of 12 months without offset for employment with another organization and 100% of her unvested options, SARs and restricted shares will vest under the terms of the 2002 Stock Incentive Plan.

Based on a hypothetical termination date of December 31, 2008, the severance benefits for the Named Executive Officers would have been as follows:

Named Executive Officer (1)	Termination without cause ($)	Involuntary termination following change of control ($)
Michael P. Kaminski (2)	1,227,050	1,227,050
James M. Stolze	322,005	600,965
Douglas M. Bruce	307,005	540,645
Louis T. Ruggiero	308,187	418,187
Melissa C. Walker	243,904	430,904

(1)	Mr. Hogg retired effective as of December 31, 2008 and his retirement benefits are described above under “Compensation Discussion and Analysis—Determination of 2008 Chief Executive Officer Compensation”.

(2)	Excludes amounts related to a potential bonus available to Mr. Kaminski upon termination without cause or in contemplation of a change of control as described above. The amounts describe Mr. Kaminski’s revised employment agreement which became effective January 1, 2009.

The foregoing payments with respect to each of the above Named Executive Officers include salary continuation payments and the value of accelerated vesting of equity awards as described above plus continued health and dental benefits in accordance with the terms of their respective employment agreements.

We do not currently maintain any other retirement or post-termination benefits plans. We do not currently maintain any change-in-control severance plans for our Named Executive Officers other than as described above.

V.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 13, 2009 by:

•	each person known by us to own beneficially more than 5% of our outstanding common stock;

•	each of our directors or nominees;

•	each of our Named Executive Officers; and

•	all of our directors, nominees and executive officers as a group.

There were 42,338,642 shares of common stock outstanding as of April 13, 2009. Unless otherwise indicated, the table below includes the number of shares underlying options and warrants that are currently exercisable or exercisable within 60 days of April 13, 2009. Shares of common stock subject to options and warrants that are currently exercisable or exercisable within 60 days of April 13, 2009 are considered outstanding and beneficially owned by the person holding the options or warrants for the purposes of computing beneficial ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108.

Name and address of Beneficial Owner of Common Stock	Number of shares of Common Stock beneficially owned	Percentage of shares of Common Stock beneficially owned
Five percent stockholders
Entities affiliated with Sanderling Ventures (1) 400 S. El Camino Real, Suite 1200 San Mateo, CA 94402	5,602,921	12.9%
Alafi Capital Company LLC (2) 9 Commodore Drive, Suite 405 Emeryville, CA 94608	5,106,845	11.7%
T. Rowe Price Associates, Inc. (3) 100 E. Pratt Street Baltimore, MD 21202	4,518,485	10.7%
Entities affiliated with Ramius, LLC (4) 599 Lexington Avenue, 20th Floor New York, New York 10022	3,692,596	8.2%
Directors and Named Executive Officers
Fred A. Middleton (5)	5,942,215	13.6%
Christopher Alafi (6)	5,334,206	12.2%
David W. Benfer (7)	75,600	*

Ralph G. Dacey, Jr. (8)	85,000	*
William M. Kelley (9)	105,527	*
Abhijeet Lele (10)	2,172,029	5.1%
Robert J. Messey (11)	84,100	*
William C. Mills III (12)	105,000	*
Eric N. Prystowsky (13)	32,500	*
Bevil J. Hogg (14)	1,066,241	2.5%
Douglas M. Bruce (15)	284,982	*
Michael P. Kaminski (16)	501,930	*
Louis T. Ruggiero	25,000	*
James M. Stolze (17)	293,474	*
Melissa C. Walker (18)	165,780	*
All directors and executive officers as a group (15 persons)	16,273,584	34.8%

* Indicates ownership of less than 1%

(1)

Includes: (a) 797 shares held by the Middleton McNeil Retirement Trust; (b) 828 shares held by and 1,896 shares issuable under warrants held by Sanderling Ventures Management V; (c) 30,609 shares held and

51,577 shares issuable under warrants held by Sanderling VI Beteiligungs GmbH & Co. KG; (d) 36,470 shares held by and 61,453 shares issuable under warrants held by Sanderling VI Limited Partnership; (e) 16,116 shares and 728,928 shares issuable under warrants held by Sanderling Ventures Management VI; (f) 532,758 shares held by and 9,480 shares issuable under warrants held by Sanderling IV Biomedical Co-Investment Fund, L.P.; (g) 224,515 shares held by Sanderling Venture Partners IV Co-Investment Fund, L.P.; (h) 677,906 shares held by and 24,501 shares issuable under warrants held by Sanderling Venture Partners V Co-Investment Fund, L.P.; (i) 110,971 shares held by and 3,565 shares issuable under warrants held by Sanderling V Beteiligungs GmbH & Co. KG; (j) 119,566 shares held by and 4,006 shares issuable under warrants held by Sanderling V Limited Partnership; (k) 397,164 shares held by and 14,854 shares issuable under warrants held by Sanderling V Biomedical Co-Investment Fund, L.P.; (l) 781,351 shares held by Sanderling Venture Partners II, L.P.; (m) 15,000 shares held by Sanderling Management 401(k) Plan; and (n) 1,581,607 shares held and 2,665,059 shares issuable under warrants held by Sanderling Venture Partners VI Co-Investment Fund, L.P.

The Middleton McNeil Retirement Trust has voting and dispositive authority over the shares owned by such trust. The trust’s trustees are Fred A. Middleton and Robert G. McNeil, who manage the trust for the benefit of Fred A. Middleton and Robert G. McNeil. Such individuals disclaim beneficial ownership of all such shares held by the foregoing trust, except to the extent of their proportionate pecuniary interests therein.

Middleton-McNeil Associates, L.P. is the general partner of Sanderling Venture Partners II, L.P. and has voting and dispositive authority over the shares owned by Sanderling Venture Partners II, L.P. Middleton-McNeil Associates, L.P. is managed by its general partners, Fred A. Middleton and Robert G. McNeil. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Middleton-McNeil Associates IV, LLC is the general partner of Sanderling IV Biomedical Co-Investment Fund, L.P. and has voting and dispositive authority over the shares owned by Sanderling IV Biomedical Co-Investment Fund, L.P. Middleton-McNeil Associates IV, LLC is managed by its members, Fred A. Middleton and Robert G. McNeil. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Middleton-McNeil Associates IV, L.P. is the general partner of Sanderling Venture Partners IV Co-Investment Fund, L.P. and has voting and dispositive power over the shares owned by Sanderling Venture Partners IV Co-Investment Fund, L.P. Middleton-McNeil Associates IV, L.P. is managed by its general partners, Fred A. Middleton and Robert G. McNeil. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Middleton, McNeil & Mills Associates V, LLC is the Investment General Partner of Sanderling V Limited Partnership and Sanderling V Beteiligungs GmbH & Co. KG and the General Partner of Sanderling V Biomedical Co-Investment Fund, L.P. and Sanderling Venture Partners V Co-Investment Fund, L.P. and has voting and dispositive authority over the shares owned by such entities. Middleton, McNeil & Mills Associates V, LLC is managed by its managing directors, Fred A. Middleton and Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Sanderling Ventures Management V is managed by Fred A. Middleton and Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger, the individuals who have invested under the d/b/a Sanderling Ventures Management V, which individuals have voting and dispositive power over the shares owned by Sanderling Ventures Management V. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Sanderling Ventures Management VI is managed by Fred A. Middleton, Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger, the individuals who have invested under the d/b/a Sanderling Ventures Management VI, which individuals have voting and dispositive power over the shares owned by Sanderling Ventures Management VI. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Middleton, McNeil, Mills & Associates, VI, LLC is the Investment General Partner of Sanderling Venture Partners VI Co-Investment Fund, L.P., Sanderling VI Beteiligungs GmbH & Co. KG and Sanderling VI Limited Partnership and has voting and dispositive power over the shares owned by such entity. Sanderling Venture Partners VI Co-Investment Fund, L.P. is managed by its managing directors, Fred A. Middleton, Robert G. McNeil, Timothy C. Mills and Timothy J. Wollaeger. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

All information regarding ownership of Sanderling Ventures and its affiliates is based solely on a Schedule 13D filed by Sanderling Ventures on March 18, 2009.

(2)	Includes 23,880,373 shares held by and 3,705,729 shares issuable under warrants held by Alafi Capital Company LLC (“Alafi Capital”). Christopher Alafi, one of our directors and Moshe Alafi are the managing partners of Alafi Capital and have full voting and investment power with respect to the shares owned by Alafi Capital. All information regarding ownership of Alafi Capital and its affiliates is based solely on a Schedule 13D filed by Alafi Capital on March 18, 2009.

(3)	T. Rowe Price Associates, Inc. (“Price Associates”) does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. All information regarding ownership of Price Associates is based solely on a Schedule 13G filed by Price Associates on February 12, 2009.

(4)	Includes 961,956 shares held by and 1,992,120 shares issuable under warrants held by RCG PB, LTD (“RCG”) and 240,489 shares held by and 498,031 shares issuable under warrants held by Ramius Enterprise Master Fund Ltd (“EMF”). Ramius Advisors, LLC (“Ramius Advisors”), as the investment advisor of each of RCG and EMF, may be deemed the beneficial owner of (i) 2,954,076 shares of common stock beneficially owned by RCG and (ii) 738,520 shares of common stock beneficially owned by EMF. Ramius LLC (“Ramius”), as the sole member of Ramius Advisors, may be deemed the beneficial owner of (i) 2,954,076 shares of common stock beneficially owned by RCG and (ii) 738,520 shares of common stock beneficially owned by EMF. C4S & Co., L.L.C. (“C4S”), as the managing member of Ramius, may be deemed the beneficial owner of (i) 2,954,076 shares of common stock beneficially owned by RCG and (ii) 738,520 shares of common stock beneficially owned by EMF. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon, as the sole managing members of C4S, may be deemed the beneficial owner of (i) 2,954,076 shares of common stock beneficially owned by RCG and (ii) 738,520 shares of common stock beneficially owned by EMF. Each of Ramius Advisors, Ramius, C4S and Messrs. Cohen, Stark, Strauss and Solomon disclaims beneficial ownership of the shares beneficially owned by RCG and EMF and the filing of this statement shall not be construed as an admission that any such person is the beneficial owner of any such securities. None of the warrants held by RC or EMF may be exercised if, after such exercise, RCG, EMF, Ramius Advisors, Ramius, C4S or Messrs. Cohen, Stark, Strauss or Solomon would beneficially own, as determined in accordance with Section 13(d) of the Exchange Act, more than 9.99% of the number of shares of common stock then issued and outstanding. All information regarding ownership of Ramius and its affiliates is based solely on a Schedule 13G/A filed by Ramius LLC on March 23, 2009.

(5)	Includes 4,525,658 shares held by and 3,565,317 shares issuable under warrants held by Sanderling as described above. Mr. Middleton disclaims beneficial ownership of the shares and warrants held by Sanderling and Middleton-McNeil L.P. except to the extent of his proportionate ownership interest therein. Also includes options to purchase 117,500 shares of common stock.

(6)	Includes 3,880,373 shares held by and 3,705,729 shares issuable under warrants held by Alafi Capital as described above. Dr. Alafi is a general partner of Alafi Capital and disclaims beneficial ownership of the shares and warrants held by Alafi Capital except to the extent of his proportionate partnership interest therein. Includes 2,225 shares held by the Alafi Family Foundation. Also includes options to purchase 50,000 shares of common stock held by Dr. Alafi.

(7)	Includes options to purchase 57,500 shares.

(8)	Includes options to purchase 35,000 shares.

(9)	Includes 4,000 shares held by Advisors To Healthcare Suppliers (ATHS), formerly MedTech Partners. Mr. Kelley is a partner of ATHS and disclaims beneficial ownership of the shares held by ATHS except to the extent of his proportionate partnership interest therein. Also includes options to purchase 86,527 shares.

(10)	Includes 2,059,796 shares held by held by EGS Private Healthcare Investment, LLC and affiliates as described below. Mr. Lele is a general partner of EGS and member of the board of managers of EGS Private Healthcare Investments, L.L.C. and EGS Private Healthcare Associates, L.L.C., which control the EGS entities, and disclaims beneficial ownership of such shares and warrants held by the EGS entities except to the extent of his proportionate ownership interest therein. Also includes options to purchase 60,833 shares of common stock.

EGS Healthcare Investment, LLC and affiliates holdings include (a) 593,495 shares held by EGS Private Healthcare Partnership, L.P., (b) 84,782 shares held by EGS Private Healthcare Counterpart, L.P., (c) 1,046,798 shares held by EGS Private Healthcare Partnership II L.P., (d) 165,089 shares held by EGS Private Healthcare Investors II, L.P., (e) 157,517 shares held by EGS Private Healthcare Canadian Partners, L.P. and (f)12,115 shares held by EGS Private Healthcare President’s Fund, L.P. (collectively, “EGS”).

EGS Private Healthcare Investors, L.L.C. is the general partner of EGS Private Healthcare Partnership II L.P., EGS Private Healthcare Investors II, L.P., EGS Private Healthcare Canadian Partners, L.P. and EGS Private Healthcare President’s Fund, L.P. and has voting and dispositive power over the shares owned by such entities. EGS Private Healthcare Investors, L.L.C. is managed by a board of managers comprised of Abhijeet Lele and Terry Vance. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

EGS Private Healthcare Associates, LLC is the general partner of EGS Private Healthcare Partnership, L.P. and EGS Private Healthcare Counterpart, L.P. and has voting and dispositive power over the shares owned by such entities. EGS Private Healthcare Associates, LLC is managed by Fred Greenberg, its managing member. Mr. Lele has also been delegated authority to act on behalf of such entity. Such individuals disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

All information regarding ownership of EGS Healthcare and its affiliates is based solely on a Schedule 13G/A filed by EGS Healthcare on February 18, 2009.

(11)	Includes options to purchase 70,000 shares of common stock.

(12)	Includes options to purchase 80,000 shares of common stock.

(13)	Includes options to purchase 22,500 shares of common stock.

(14)	Includes options to purchase 650,509 shares of common stock.

(15)	Includes options to purchase 137,437 shares. Also includes 100 shares owned by Mr. Bruce’s minor daughter.

(16)	Includes options to purchase 405,080 shares of common stock.

(17)	Includes options to purchase 220,074 shares of common stock.

(18)	Includes options to purchase 89,286 shares of common stock.

VI.	AUDIT COMMITTEE

Three non-employee directors comprise the Audit Committee. All are independent as defined in Rule 4200 (a)(15) of the Rules of the NASD. The Board of Directors has adopted a written charter for the Audit Committee which is attached as Exhibit A to this proxy statement.

The Audit Committee assists the Board of Directors in its oversight of our accounting and financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal control, while the independent registered public accountants are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities the Committee reviewed and discussed the audited financial statements to be included in the Annual Report on From 10-K for the year ended December 31, 2008 with management, including a discussion of the quality and the acceptability of our financial reporting practices and the internal controls over financial reporting.

The Committee reviewed with the independent registered public accounting firm their judgments as to the quality and the acceptability of our financial reporting and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Committee discussed with the independent registered public accountants, the firm’s independence from our management including the matters in the accountants’ written disclosure and the letter required by the Public Company Accounting Oversight Board received by us.

Our independent registered public accountants did not provide any non-audit services to us during 2008.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC. The Committee has appointed Ernst & Young LLP as the Company’s independent registered public accountants for fiscal 2009.

Submitted by the Audit Committee of the Board of Directors.

Robert J. Messey, Chair

William C. Mills III

David W. Benfer

VII.	PROPOSAL II: APPROVAL OF 2009 EMPLOYEE STOCK PURCHASE PLAN

Background

On March 28 2009 the Compensation Committee of our Board of Directors recommended that the Board of Directors approve the 2009 Employee Stock Purchase Plan (the “2009 ESPP”). On April 3, 2009 our Board of Directors approved the 2009 ESPP. We are seeking stockholder approval for the plan.

Upon the effectiveness of the Company’s initial public offering in August 2004, the Company adopted its 2004 Employee Stock Purchase Plan (the “2004 ESPP”) and reserved 277,777 shares of common stock for issuance pursuant to the plan. The Company offered employees the opportunity to participate in the plan beginning January 1, 2005 with an initial purchase date of June 30, 2005. Under the 2004 ESPP, eligible employees have the opportunity to participate in a new purchase period every 6 months. As of December 31, 2008 there were 25,540 remaining shares available for issuance under the 2004 ESPP, all of which were purchased by employees for the offering period ending December 31, 2008.

Our Board of Directors believes that the 2009 ESPP is necessary as all of the shares available under the 2004 ESPP have been sold to employees. Our Board of Directors believes that the 2009 ESPP is in the best interests of the Company and our stockholders, as it will enable employees to continue to purchase shares of common stock at a discount, and thereby align our employees’ interests with those of our stockholders. The 2009 ESPP provides Company employees with the ability to purchase up to an aggregate of 250,000 shares of our common stock.

Please see the summary of the 2009 ESPP below.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast, in person or by proxy, will be required to approve the 2009 ESPP. Because brokers are not permitted to vote on this proposal in the absence of voting instructions from beneficial owners, broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of negative votes.

One member of our Board of Directors who is an executive officer has an interest in this proposal as he may purchase shares pursuant to the 2009 ESPP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF 2009 ESPP.

Summary of the 2009 Employee Stock Purchase Plan

The 2009 ESPP is summarized below. The following summary of certain features of the 2009 ESPP is qualified in its entirety by reference to the actual text of the 2009 ESPP, which is attached as Exhibit D to this proxy statement.

General.  The purpose of this plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase our common stock through accumulated payroll deductions. It is the intention of the Company to establish the Plan such that it will qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code (which we refer to as the “Code”).

Eligibility.  Any person who is employed by the Company on a given enrollment date is eligible to participate in the plan. No participant shall be granted an option under the plan (i) to the extent that, immediately after the grant, such participant (or any other person whose stock would be attributed to such participant pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds $25,000 worth of stock for each calendar year in which such option is outstanding at any time.

Maximum Purchase.  The Board of Directors may set a maximum number of shares of capital stock which any participant may purchase during any purchase period.

Stock Subject to Plan and Adjustments upon Changes in Stock.  Upon approval by the stockholders, an aggregate of 250,000 shares of our common stock will be authorized and reserved for issuance under the 2009 ESPP. Should any change be made to our common stock by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or any other increase or decrease in the number of shares of common stock effected without receipt of consideration, appropriate adjustments will be made to the per share price and number of shares issuable under the 2009 ESPP.

Administration.  The plan shall be administered by the Board of Directors or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the plan, to determine eligibility and to adjudicate all disputed claims filed under the plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

Offering Periods.  The plan shall be implemented by consecutive, 3 month offering periods with a new offering period commencing on the first trading day of each calendar quarter. The Board (or a committee of the Board) shall have the power to change the duration of offering periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first offering period to be affected thereafter.

Grant of Option.  On the enrollment date of each offering period, each participant participating in such offering period shall be granted an option to purchase on the exercise date for such offering period up to a number of shares of the Company’s common stock determined by dividing such participant’s payroll deductions accumulated prior to such exercise date and retained in the participant’s account as of the exercise date by the applicable purchase price; provided, however, that in no event shall a participant be permitted to purchase during any calendar year more than a number of shares determined by dividing $25,000 by the fair market value of a share of the Company’s common stock on the exercise date or dates. The Board of Directors may, for future offering periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s common stock a participant may purchase during each purchase period of such offering period.

Payroll Deductions.  At the time a participant files a subscription agreement with the Company to participate in the 2009 ESPP, he or she shall elect to have payroll deductions made on each pay day during the offering period in an amount not exceeding 15% of the compensation such participant receives on each pay day during the offering period. All payroll deductions made for a participant shall be credited to his or her account under the plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account. A participant may discontinue his or her participation in the plan effective with the first full payroll period following 5 business days after the Company’s receipt of the withdrawal notice.

Tax Withholding.  At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s common stock issued under the plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the common stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of common stock by the participant.

Purchase Price.  The purchase price per share at which shares of common stock are sold in an offering period under the 2009 ESPP cannot be less than 95% of the fair market value per share on the purchase date (i.e., the last business date of the offering period). While the shares are traded on an established stock exchange, “fair market value” means, as of any given date, the closing sales price for such stock for the last market trading day prior to the date of determination.

Purchase of Stock.  Unless a participant withdraws from the plan, his or her option for the purchase of shares shall be exercised automatically on the appropriate exercise date and the maximum number of full shares subject to option shall be purchased for such participant at the applicable purchase price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the Participant’s account for the subsequent offering period. Any other monies left over in a participant’s account after the exercise date shall be returned to the participant. During a participant’s lifetime, a participant’s options are exercisable only by him or her.

Withdrawal.  A participant in the plan may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the plan at any time by giving written notice to the Company. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the offering period shall be automatically terminated and no further payroll deductions for the purchase of shares shall be made for such offering period. If a participant withdraws from an offering period, payroll deductions shall not resume at the beginning of the succeeding offering period unless the participant delivers to the Company a new subscription agreement for the plan. Upon a participant’s ceasing to be an employee of the Company or one of its designated subsidiaries, for any reason, he or she shall be deemed to have elected to withdraw from the plan and the payroll deductions credited to such participant’s account during the offering period but not yet used to exercise the option shall be returned to such participant.

Transferability.  Rights granted under the 2009 ESPP are not transferable by a participant other than by will, by the laws of descent and distribution or pursuant to the plan’s beneficiary designation provisions.

Change of Control.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any purchase periods then in progress shall be shortened by setting a new exercise date and any offering periods then in progress shall end on the new exercise date. The new exercise date shall be before the date of the Company’s proposed sale or merger.

Amendment and Termination of Plan.  The Board of Directors (or a committee of the Board) may at any time and for any reason terminate or amend the plan. Except as otherwise provided in the plan, no such termination can affect options previously granted, provided that an offering period may be terminated by the Board (or a committee of the Board) on any exercise date if the Board (or a committee of the Board) determines that the termination of the offering period or the plan is in the best interests of the Company and its stockholders. Unless otherwise terminated, the plan has a term of ten years.

Federal Income Tax Information

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 2009 ESPP. Tax consequences for any particular individual may be different.

Rights to purchase shares granted under the plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423(b) of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2009 ESPP are sold or otherwise disposed of. If the shares are disposed of within two years from the stock purchase right grant date (i.e., the beginning of the offering period or, if later, the date the participant entered the offering period) or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the stock on the purchase date and the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

If the stock purchased under the 2009 ESPP is sold (or otherwise disposed of) more than two years after the stock purchase right grant date and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the sale price of the stock at the time of disposition over the purchase price and (ii) the excess of the fair market value of the stock as of the date the participant entered the offering period over the purchase price (determined as of the date the participant entered the offering period) will be treated as ordinary income. If the sale price is less than the purchase price, no ordinary income will be reported. The amount of such ordinary income will be added to the participant’s basis in the shares and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be long-term capital gain or loss.

The Company will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. In all other cases, no deduction is allowed.

THE FOREGOING IS ONLY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2009 EMPLOYEE STOCK PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Accounting Treatment

We adopted Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), in the first quarter of fiscal 2006. SFAS 123(R) requires the estimated fair market value of all share-based payments to employees, including grants of employee stock options, to be recognized as expense in the statement of operations. The 2009 Employee Stock Purchase Plan has been structured in a way that no related compensation expense under the provisions of SFAS 123R will be required in the Company’s financial statements.

VIII.	PROPOSAL III: APPROVAL OF AMENDMENTS TO THE 2002 STOCK INCENTIVE PLAN

In March 2009 the Compensation Committee of our Board of Directors recommended that the Board of Directors approve Amendments to the 2002 Stock Incentive Plan. In April 2009 our Board of Directors approved the Amendments to the 2002 Stock Incentive Plan. We are seeking stockholder approval for the Amendments.

As amended, the 2002 Stock Incentive Plan provides that bonus payments or incentive awards may be paid in common stock of the Company in lieu of cash, as determined by the Compensation Committee in its sole discretion. Under the amended plan, up to 750,000 shares of common stock may be issued to satisfy these bonus or incentive award payments in lieu of cash payments. These shares will also be subject the overall 2002 Stock Incentive Plan share authorizations. We are not seeking approval to add additional authorized shares to the

2002 Stock Incentive Plan in this Proposal. Shares of common stock may also be used to pay awards under the Company’s 2008 annual incentive plan related to services performed in 2008 (to the extent such awards are payable after the date the plan is approved by the Company’s stockholders). In addition, the Amendments place annual limits on certain types of awards that may be issued under the 2002 Stock Incentive Plan in order to ensure that the Compensation Committee may issue these types of awards and have them qualify as “performance-based compensation” under Section 162(m) of the Code. These annual limits are fully described below in the description of the 2002 Stock Incentive Plan, as amended by the Amendments.

Please see the summary of the 2002 Stock Incentive Plan below.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast, in person or by proxy, will be required to approve the Amendments to the 2002 Stock Incentive Plan. Because brokers are not permitted to vote on this proposal in the absence of voting instructions from beneficial owners, broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of negative votes.

Certain members of our Board of Directors have an interest in this proposal as they may receive awards under the 2002 Stock Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE 2002 STOCK INCENTIVE PLAN.

Summary of the 2002 Stock Incentive Plan (including the proposed Amendments)

The 2002 Stock Incentive Plan is summarized below. The following summary of certain features of the 2002 Stock Incentive Plan is qualified in its entirety by reference to the actual text of the 2002 Stock Incentive Plan, which is attached as Exhibit F to this proxy statement.

General. This plan is designed to attract, motivate and retain our employees and other selected individuals through long-term incentive and other awards, thereby providing them with a proprietary interest in our growth and performance.

Eligibility. Our employees, including any employees of any direct or indirect subsidiaries that we may form from time to time, and consultants and contractors are eligible to participate in this plan and awards may consist of any form of stock option, stock appreciation right performance share award, restricted stock award, or other stock-based award or cash-based award, whether granted singly, in combination or in tandem. However, the grant of incentive stock options is restricted to our employees or the employees of any of our direct or indirect subsidiaries. There are currently approximately 190 employees and directors eligible to participate under the 2002 Stock Incentive Plan.

Administration. This plan is administered by the Board of Directors through a Committee appointed by the Board of Directors. The Compensation Committee currently administers this plan. Currently, every member of the Compensation Committee is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act and (ii) an “Independent Director” for purposes of the rules and regulations of the NASDAQ Global Market, Inc. Our Compensation Committee charter specifies that a majority of the members shall be “outside directors” as defined by Section 162(m) of the Internal Revenue Code and that any members who are not “outside directors” as defined by Section 162(m) of the Internal Revenue Code, shall recuse themselves from participating in discussion regarding, or voting on, matters that require the approval of “outside directors” under Section 162(m) of the Internal Revenue Code. The committee has full power to determine persons eligible to participate in the plan, to interpret this plan, to adopt the rules, regulations and guidelines necessary or proper to carry out this plan and to determine the type and terms of any awards to be granted. The specific terms, conditions, performance requirements, limitations and restrictions of any award will be set forth in an award agreement, entered into between us and a participant.

Awards may include but are not limited to the following:

Stock Options.  The committee is able to grant nonqualified stock options and incentive stock options under the 2002 Stock Incentive Plan. The award agreement for an option grant sets forth the terms and provisions of the award, including the exercise price per share, the maximum duration of the option and the number of shares of common stock to which the option pertains. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted (110% in the case of a 10% stockholder) and the exercise price of a nonqualified option must be determined by the committee, but may not be less than 100% of the fair market value of the common stock on the date the option is granted. As our common stock is listed on the NASDAQ Global Market, the fair market value is the per share closing sale price for the common stock (or the average of the closing bid and asked prices if no sales were reported that day) on the date the option is granted. No individual may be granted options to purchase more than 277,777 shares during any fiscal year. With respect to other types of awards no person may be granted a particular type of award that is intended to qualify under Section 162(m) of the Code as performance-based compensation which relates to more than 250,000 shares in a calendar year.

The price at which shares of stock may be purchased under a stock option must be paid in cash at the time of exercise, or, at the discretion of the committee, by the tender of stock or another award, or through a cashless exercise whereby a portion of the proceeds from the sale of the option shares is paid to us in satisfaction of the exercise price.

The term of an option may not exceed 10 years, except that, with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term of an incentive stock option may not exceed five years.

Pursuant to the current form of nonqualified stock option agreement and the form of incentive stock option agreement, options have a ten year term. Grants to non-employees generally fully vest on the first anniversary of the date of grant. Under the current form of stock option agreement, grants to employees generally become partially available for exercise on the first anniversary of the grant date. On such date, 25% of the shares covered by the option become available for exercise, with an additional 2.0833% becoming available on the first day of each calendar month thereafter, such that the entire number of shares covered by an option are available by the fourth anniversary of the grant date. In the event of a change of control and if a participant’s employment is terminated in contemplation of, or within one year after, the change of control, the option fully vests. For these purposes, a change of control means:

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the purchase or acquisition by any person, entity or group of beneficial ownership of 20% or more of the then-outstanding shares of our common stock or of the combined voting power to elect the Board of Directors;

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a change in a majority of the members of the Board of Directors in place at the date of effectiveness of this plan, unless any such change is approved by a majority of such remaining original Board members; or

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the liquidation, dissolution, sale of all or substantially all of our assets, or a merger, reorganization or consolidation, under circumstances whereby the stockholders immediately prior to such transaction do not own more than 50% of the common stock and combined voting power of the successor corporation immediately after such transaction.

After a termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the award agreement. Award agreements generally allow, the participant to exercise his or her option for (i) 30 days following his or her termination for reasons other than death or disability, (ii) twelve months following his or her termination due to death or disability and (iii) three years following his or her termination in the event of retirement, as defined by the Compensation Committee of the Board of Directors. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights.  The Compensation Committee has approved the issuance of stock appreciation rights under the Plan. Stock appreciation rights are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in either cash, or shares of our common stock, or a combination thereof. Stock appreciation rights will become exercisable at the times and on the terms established by the committee, subject to the terms of the 2002 Stock Incentive Plan. The committee, subject to the terms of the 2002 Stock Incentive Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2002 Stock Incentive Plan; provided, however, that the term of a stock appreciation right may not be repriced without stockholder approval, as discussed below. After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the award agreement. Award agreements, generally allow a participant to exercise his or her stock appreciation right for (i) six months following his or her termination for reasons other than death or disability, (ii) twelve months following his or her termination due to death or disability and (iii) three years following his or her termination in the event of retirement, as defined by the Compensation Committee of the Board of Directors. In no event will a stock appreciation right be exercised later than the expiration of its term.

Performance Shares.  A performance share award is an award denominated in units of stock, which will provide for payment of stock if performance goals are achieved over specified performance periods. Once the performance share award vests, the participant shall be entitled to payout of the value of the award in shares of common stock.

Restricted Stock.  Restricted stock is an award of common stock granted subject to restrictions on transfer and vesting requirement as determined by the committee. The committee shall have complete discretion to determine (i) the number of shares subject to a restricted stock granted to any participant and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued service to us but may include a performance-based component. Shares of common stock granted under any restricted stock agreement may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until all applicable restrictions are removed or have expired, except as provided for by the committee.

Other Stock-Based Award and Cash-Based Award.  The Compensation Committee may, in its sole discretion, grant awards of stock, and other awards that are valued in whole or in part by reference to the fair market value of stock. The Compensation Committee may also, in its sole discretion, grant cash awards, referred to herein as cash-based awards. Other stock-based awards shall be in such form, and dependent on such conditions, as the Compensation Committee shall determine, including, but not limited to, the right to receive one or more shares of fully-vested common stock (or the cash-equivalent thereof). The maximum amount that may be awarded during a calendar year, for an award intended to qualify under Section 162(m) of the Code as performance-based compensation as a Cash-Based Award shall be $1,000,000.

Restrictions on Transferability.  Awards granted under this plan are generally not transferable by the participant except by law, will or the laws of descent and distribution, or by permission of the committee.

Receipt of Award.  If payment is required, payment of awards may be made in the form of cash, stock or any combination of cash or stock as determined by the Committee. In addition, payments may be deferred and dividends or dividend equivalent rights may be extended to and made a part of any award denominated in stock or units of stock, in accordance with such terms, conditions or restrictions as the committee may establish. Participants may also be offered an election to substitute an award for another award or awards of the same or different type.

Section 162(m).  Section 162(m) denies a deduction to any publicly held corporation for compensation paid to “covered employees” in a taxable year to the extent that compensation to any covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by our covered employees, could cause us to exceed this limitation in any particular year for one or more of our covered employees. For purposes of Section 162(m), the term “covered employee” means our chief executive officer and our four highest compensated officers as of the end of a taxable year, determined in accordance with federal securities laws.

Compensation that qualifies as “performance-based compensation” under Section 162(m) is exempt from the $1 million deduction limit. We sought and obtained stockholder approval at the 2007 Annual Meeting to permit certain awards granted under 2002 Stock Incentive Plan to covered employees to qualify as “performance-based compensation.” Prior to the date of the 2007 Annual Meeting, awards granted under the Incentive Compensation Plan were exempt from the deduction limit imposed by Section 162(m) based upon a transition exemption for companies that have recently become public.

In order to preserve our ability to deduct the compensation associated with options and stock appreciation rights granted to such persons, the 2002 Stock Incentive Plan provides that no participant may be granted options and stock appreciation rights to purchase more than 277,777 shares of common stock in any fiscal year. With respect to other types of awards, for grants that are intended to qualify under Section 162(m) of the Code as performance-based compensation, no person may be granted a particular type of award which relates to more than 250,000 shares in a calendar year. With respect to cash-based awards that are intended to qualify under Section 162(m) of the Code as performance-based compensation, the maximum amount that may be awarded during a calendar year to a participant as a cash-based award shall be $1,000,000. We have designed the 2002 Stock Incentive Plan so that it permits us to also issue other awards that qualify as performance-based compensation under Section 162(m) of the Code.

The committee, in its discretion, may establish performance goals applicable to a participant with respect to an award. These performance goals will be established in accordance with the terms of the Plan which are consistent with the deductibility criteria under Section 162(m).

Capitalization Changes.  In the event that our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in our capital structure, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the 2002 Stock Incentive Plan, the individual fiscal year limits applicable to restricted stock, performance share awards, stock appreciation rights and options, the number and class of shares of stock subject to any award outstanding under the 2002 Stock Incentive Plan, and the exercise price of any such outstanding option or SAR or other award. Any such adjustment shall be made upon approval of the Compensation Committee, whose determination will be conclusive.

Repricings.  Other than in connection a change in our capitalization, discussed above, neither the Committee nor the Board has the express authority under the 2002 Stock Incentive Plan to reprice any outstanding options or stock appreciation rights. Absent such express authority in the plan, applicable NASDAQ rules prohibit us from repricing any outstanding options or stock appreciation rights without stockholder approval. Under those rules, “repricing” includes lowering the exercise price of an option or the grant price of a stock appreciation right after it is granted and canceling an option at a time when its exercise price exceeds the fair market value of the underlying stock, in exchange for an option, restricted stock award or other equity related award. Accordingly, we cannot undertake any of those actions without stockholder approval. We are requesting stockholder approval to undertake an option exchange program, as described in Proposal IV below.

Amendment, Suspensions and Termination of the 2002 Stock Incentive Plan.  Our Board of Directors may amend, alter, suspend or terminate the 2002 Stock Incentive Plan at any time, except that stockholder approval is required for any amendment to the 2002 Stock Incentive Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the 2002 Stock Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the committee and which agreement must be in writing and signed by the participant and the Company. The 2002 Stock Incentive Plan will terminate on March 25, 2012, unless our Board of Directors terminates it earlier.

Federal Income Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 2002 Stock Incentive Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options.  No taxable income is realized when a nonqualified stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount by which the fair market value of the shares purchased on the date of exercise, exceeds the exercise price paid for such share. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.  No taxable income is realized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case the differential between the fair market value on the date of grant and the exercise price is an alternative minimum tax preference item). If a participant exercises the option and then later sells or otherwise disposes of the shares acquired pursuant to an incentive stock option more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two or one-year holding periods described above, he or she generally will realize ordinary income at the time of the disposition equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.  No taxable income is realized when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of excess, if any, of the fair market value of the stock on the date of exercise over the fair market value of the stock on the date of grant. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock.  Unless a timely 83(b) election is made, as described in the following paragraph, a participant generally will not realize taxable income at the time an award of restricted stock is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of ordinary income recognized will be equal to the difference between the fair market value of the shares at the time any restrictions on transferability lapse and the original purchase price paid for the shares, if any.

A participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to recognize ordinary income at the time he or she is granted the award in an amount equal to the fair market value of the shares underlying the award (less the purchase price paid for the shares, if any) on the date the award is granted, notwithstanding that the restricted stock would otherwise not be includible in gross income at that time. Any change in the value of the shares after the date of grant would be taxed as a capital gain or loss if and when the shares are disposed of by the participant. If the section 83(b) election is made, the participant’s holding period for capital gains begins on the date of grant.

Performance Shares.  A participant generally will not recognize taxable income upon the granting of an award of performance shares. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of ordinary income recognized will be equal to the difference between the fair market value of the shares at the time any restrictions on transferability lapse and the original purchase price paid for the shares, if any. Upon selling shares of stock received in payment under a performance share, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the share and the participant’s tax basis in the share.

Other Stock-Based Awards.  A participant will generally recognize ordinary taxable income upon granting of a stock-based award that is not subject to vesting or performance achievement criteria. Any change in the value of the shares after the date of grant would be taxed as a capital gain or loss if and when the shares are disposed of by the participant. A participant will generally recognize ordinary taxable income upon the later to occur of the granting or the vesting of a cash-based award.

Tax Effect for the Company.  We generally will be entitled to a tax deduction in connection with an award under the 2002 Stock Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our three most highly compensated executive officers (other than the Chief Executive Officer and, in most circumstances, our Chief Financial Officer). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2002 Stock Incentive Plan, which we obtained at our 2007 Annual Meeting, setting limits on the number of awards that any individual may receive and for awards other than certain stock options and establishing performance criteria that must be met before the award actually will vest or be paid. The 2002 Stock Incentive Plan has been designed to permit the committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

Section 409A.  Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements with respect to non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s election of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions may only be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, the individual’s death or a change in control). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are “specified employees,” Section 409A requires that such individual’s distribution commence no earlier than six months after such individual’s separation from service. For purposes of Section 409A, the term “specified employee” includes officers with a certain level of compensation ($150,000 in 2008) and employees with a certain level of ownership in the company.

Awards granted under the 2002 Stock Incentive Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the provisions of Section 409A, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Generally, we intend to structure any awards under the 2002 Stock Incentive Plan to either be exempt from or meet the applicable tax law requirements under Section 409A in order to avoid its adverse tax consequences.

THE FOREGOING IS ONLY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2002 STOCK INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Accounting Treatment

We adopted Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), in the first quarter of fiscal 2006. SFAS 123(R) requires the estimated fair market value of all share-based payments to employees, including grants of employee stock options, to be recognized as expense in the statement of operations. Share-based compensation expense to be recognized would include the estimated expense for all stock awards granted on and subsequent to January 29, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R) and the estimated expense for the portion vesting in the period for options granted prior to, but not vested as of January 29, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123.

New Plan Benefits

As described above, if the Amendments to the 2002 Stock Incentive Plan are approved, shares of common stock may be used to pay awards related to services performed in 2008 (to the extent such awards are payable after the date the amendments to the plan are approved by the Company’s stockholders). Any amounts relating to services performed in 2008 have previously been disclosed in the Summary Compensation table and further discussed in the Compensation Discussion and Analysis.

IX.	PROPOSAL IV: APPROVAL OF A ONE-TIME STOCK OPTION EXCHANGE PROGRAM

Introduction

We are seeking stockholder approval to allow for a one-time stock option exchange program. If implemented, the exchange program would allow us to cancel certain stock options in exchange for the grant of a lesser amount of stock options with lower exercise prices. Exchange ratios will be designed to result in a fair value of the replacement options to be granted that will be approximately equal to, or less than, the fair value of the options that are surrendered. Only outstanding options with fair value less than 60% of the replacement option will be eligible. Using this threshold is designed to ensure that only outstanding options that are substantially “underwater” (meaning the exercise prices of the options are greater than our current stock price) and/or have been outstanding for a period of time are eligible for the exchange program. Stockholder approval is required for this proposal under the NASDAQ Global Market listing rules. If Stereotaxis stockholders approve this proposal, the Board intends to commence the exchange program as soon as practicable after the annual meeting, but in no event beyond one year from approval date. If Stereotaxis stockholders do not approve this proposal, the exchange program will not take place.

Overview

Similar to the broad equity market, our stock price has experienced a significant decline during the last 15 months, due in large part to the continued weak economy, but also including other factors more specific to our Company’s circumstances.

A majority of the options held as of March 31, 2009 are at exercise prices at least 2.0 times the March 31, 2009 market price of Stereotaxis common stock. Further, there can be no assurance that our efforts to improve our performance will ultimately result in significant increases in our stock price in the near-term.

Thus, the Board and the Compensation Committee believe these underwater options have significantly reduced potential to provide the long-term incentive and retention objectives that they were intended to provide. The Board and the Compensation Committee believe the exchange program is an important component in our strategy to align management and stockholder interests through our equity compensation programs. We believe that the exchange program is important for the Company because it will permit us to:

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Meaningfully reduce our total number of outstanding stock options, or “overhang,” represented by outstanding options. In the proposed exchange program, of the approximately 1.9 million outstanding option shares held by persons eligible for the program, approximately 1.2 million would be eligible for the exchange as currently calculated. We expect the exchange would reduce the outstanding option shares by approximately 800 thousand shares. Changes in share price between now and any actual exchange offer could increase or decrease this number of eligible shares.

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Provide renewed incentives to our staff who participate in the exchange program. The current stock options which are significantly underwater do not provide meaningful retention or incentive value to the option holders. We believe the exchange program will enable us to enhance long-term stockholder value by providing greater assurance that the Company will be able to retain experienced and productive staff, improve their morale and align their interests more fully with the interests of our stockholders.

For reference purposes, the following table summarizes information regarding outstanding equity awards as of March 31, 2009 issued pursuant to the Company’s 2002 Stock Incentive Plan, as amended.

Shares available for future grant under existing plans	918,035
Shares issuable pursuant to outstanding stock options	4,525,599
Weighted average exercise price of all outstanding stock options	$7.37
Weighted average remaining term of all outstanding stock options	3.7 years
Shares issuable pursuant to all other outstanding equity awards	None

If our stockholders do not approve the stock option exchange program, eligible options will remain outstanding and in effect in accordance with their existing terms. We will continue to recognize compensation expense for these eligible options.

Summary of Material Terms

If stockholders approve the Proposal, the material terms of the exchange program will include eligibility, the exchange ratios to be applied to eligible options and the vesting schedule to apply to replacement options granted pursuant to the exchange program. These terms are summarized here and described in further detail below.

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The exchange program will be open to all current stock option holders who are currently employees of the Company, except the Chief Executive Officer and the Chief Financial Officer. Options held by Directors will not be eligible for the program. Eligible participants will be permitted to exchange all or none of the eligible options for replacement options, on a grant-by-grant basis.

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The exchange ratios of shares subject to eligible options surrendered in exchange for replacement options granted will be determined in a manner intended to result in the grant of replacement options that have a fair value approximately equal to the fair value of the eligible options they replace. The exchange ratios will be established shortly before the start of the exchange program and will depend on the original exercise price of the eligible option and the then-current fair value of the option (calculated using Black-Scholes models). The exchange program will not be a one-for-one exchange. Instead, participants will receive replacement options covering a lesser numbers of shares (with a lower exercise price) than are covered by the surrendered eligible options. The program may provide for an adjustment of exchange ratio that is dependent upon the share price at the exchange date, such that increases or decreases in share price during the tender period can be taken into account to ensure the desired value for value relationship exists at the actual exchange date.

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Each replacement option will have an exercise price per share at least equal to the closing price of our common stock on the date of grant and will have a term equal to the greater of the remaining term of the option surrendered or 1 year.

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None of the replacement options will be vested on the date of grant. The replacement options will be scheduled to begin vesting one year from grant, but only to the extent the surrendered option would have been vested at that date. Any remaining vesting of the new option will follow the same schedule as the surrendered option.

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The exchange program will begin within twelve months of the date of stockholder approval. The Board and the Compensation Committee will determine the actual start date within that time period. If the exchange program does not commence within twelve months of stockholder approval, we will consider any future exchange or similar program to be a new one, requiring new stockholder approval before it could be implemented.

While the terms of the exchange program are expected to be materially similar to the terms described in this proposal, the Board and the Compensation Committee may change the terms of the exchange program, as described below under “Potential Modifications to Terms of Option Exchange Program to Comply with Governmental Requirements”, and may determine not to implement the exchange program even if stockholder approval is obtained.

Reasons for the Option Exchange Program

We believe that an effective and competitive stock incentive program is imperative for the success of our business. We rely on our experienced and productive staff and their efforts to help the Company achieve its business objectives. At Stereotaxis, stock options constitute a key component of our incentive and retention programs because the Board and the Compensation Committee believe that equity compensation encourages staff to act like owners of the business, motivating them to work toward our success and rewarding their contributions by allowing them to benefit from increases in the value of our shares. Stereotaxis long-term incentive compensation program is broad-based, with over 180 staff at all levels holding outstanding equity awards of some type.

The closing price of our common stock on the NASDAQ Global Market on March 31, 2009 was $3.99, whereas, the weighted average exercise price of all outstanding options potentially subject to the exchange program was $7.37. As of March 31, 2009, approximately 92% of these outstanding stock options were underwater. Although we continue to believe that stock options are an important component of employee total compensation, many of our employees view their existing options as having little value due to the significant difference between the exercise prices and the current market price of our common stock. As a result, for many employees, these options are ineffective at providing the incentives and retention value that our Board and the Compensation Committee believe is necessary to motivate and retain our employees.

Alternatives Considered

When considering how best to continue to motivate and reward our staff through equity compensation, we considered the following alternatives:

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Grant additional equity awards.  We considered continued grants of additional stock options at current market prices or another form of equity award such as restricted stock units. However, these additional grants would substantially increase our overhang and the dilution to our stockholders. In addition, the pool of shares currently authorized for issuance under equity plans would most likely have to have been increased in order to provide for such issuances.

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Pay current and all future bonus payments in cash.  The Company is continuing to focus on minimizing its cash operating expenses. These cash bonus payments reduce the operating cash flow of the Company and delay the achievement of cash flow break even. As an alternative, the Company is proposing to pay its 2008 management bonus and potentially some or all of subsequent years’ bonus achievements in shares of the Company’s common stock. However, lack of sufficient authorized shares under its equity plans would preclude this approach without increasing the number of shares authorized for this purpose. The options exchange program would provide shares for this plan while at the same time reducing the total overhang of shares outstanding under current equity grants.

Implementation of the Option Exchange Program

We determined that a program under which our staff could exchange stock options with higher exercise prices for a lesser number of stock options with a lower exercise price was the most attractive alternative for a number of reasons, including the following:

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The exchange program offers a reasonable, balanced and meaningful incentive for our eligible staff.  Under the exchange program, participating staff will surrender eligible underwater options for replacement options covering fewer shares with a lower exercise price.

•	The exchange ratio will be calculated to return value to our stockholders. We will calculate the exchange ratios to result in a fair value, for accounting purposes, of the replacement options that will be approximately equal to the fair value of the eligible options that are exchanged, which we believe will have no significant adverse impact on our reported earnings. We believe this combination of fewer shares subject to options with lower exercise prices, granted with no expected significant adverse impact on our reported earnings, together with a continued, and in some cases new minimum, vesting requirement, represents a reasonable and balanced exchange program with the potential for a significant positive impact on staff retention, motivation and performance. Additionally, stock options will provide value to staff only if the Company’s share price increases over time thereby aligning staff and stockholder interests.

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The exchange program will reduce our equity award overhang.  Not only do the underwater options have little or no retention value, they cannot be removed from our equity award overhang until they are exercised, expire or the staff who holds them leaves our employment. An exchange, such as the exchange program, will reduce our overhang while eliminating the ineffective options that are currently outstanding. Because staff who participate in the exchange program will receive the lesser number of replacement options in exchange for their surrendered eligible options, the number of shares of stock subject to all outstanding equity awards will be reduced, thereby reducing our overhang. Based on the assumptions described below, if all eligible options are exchanged, options to purchase approximately 1.2 million shares will be surrendered and cancelled, while replacement options covering approximately 400,000 shares will be granted, resulting in a net reduction in the equity award overhang by approximately 800,000 shares. The total number of shares subject to outstanding equity awards as of March 31, 2009 was approximately 4.5 million shares, of which approximately 1.9 million shares were held by persons eligible to participate in the program. As of March 31, 2009, the total number of shares of Stereotaxis common stock outstanding was approximately 42.0 million. All eligible options that are not exchanged will remain outstanding and in effect in accordance with their existing terms.

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The reduced number of shares subject to the replacement options will conserve our equity pool.  Under the exchange program, shares subject to eligible options that are surrendered in exchange for a lesser number of replacement options will return to the pool of shares available for future grant under our Stock Incentive Plan. This return of shares will constitute an efficient use of the shares available for future issuance.

Certain members of our Board of Directors have an interest in this proposal as they would be eligible to participate in the option exchange program.

U.S. Federal Income Tax Consequences

The Company expects that the option exchange offer pursuant to the option exchange program will be treated as a non-taxable event for U.S. federal income tax purposes. No income should be recognized for U.S. Federal income tax purposes by the Company or its option holders upon the cancellation of the existing eligible options or the grant of the replacement options. The tax consequences of the option exchange program are not entirely certain, however, and the Internal Revenue Service is not precluded from adopting a contrary position, and the laws and regulations themselves are subject to change. All holders of eligible options are urged to consult their own tax advisors regarding the tax treatment of participating in the option exchange program under all applicable laws prior to participating in the option exchange program.

Potential Modification to Terms of Option Exchange Program to Comply with Governmental Requirements

The terms of the option exchange program will be described in an offer to exchange that will be filed with the SEC. Although we do not anticipate that the SEC would require us to materially modify the program’s terms, it is possible that we will need to alter the terms of the option exchange program to comply with comments from the SEC. Changes in the terms of the option exchange program may also be required for tax purposes for participants in the United States as the tax treatment of the option exchange program is not entirely certain. The Compensation Committee will retain the discretion to make any such necessary or desirable changes to the terms of the option exchange program for purposes of complying with comments from the SEC or optimizing the U.S. tax consequences.

Financial Accounting Consequences

Under FAS 123(R), we will recognize the incremental compensation cost of the replacement options granted in the exchange. The incremental compensation cost will be measured as the excess, if any, of the fair value of each replacement option granted to participants in exchange for surrendered eligible options, measured as of the date the Replacement Options are granted, over the fair value of the eligible options surrendered, measured immediately prior to the cancellation. This incremental compensation cost will be recognized ratably over the vesting period of the replacement options. In the event that any of the replacement options are forfeited prior to their vesting due to termination of service, the compensation cost for the replacement options will not be recognized. Because the exchange ratio will be calculated to keep the approximate value of the replacement options equal to the cancelled stock options, we expect the incremental compensation cost, if any, to be de minimis.

Program Outcome

The decision whether to participate and the degree of participation in the exchange program is completely voluntary and because the exact number of shares eligible for the exchange offer will not be determined until a date near the actual exchange date, we are not able to predict or how many eligible options will be surrendered for exchange, or how many new options may be issued.

Required Vote

The affirmative vote of a majority of the shares represented and entitled to vote at the 2009 Annual Meeting of Stockholders is required to approve the stock option exchange program.

FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE” FOR” APPROVAL OF THE ONE-TIME STOCK OPTION EXCHANGE PROGRAM.

The stock option exchange program that is referred to in Proposal IV has not yet commenced. Upon the commencement of the stock option exchange program, we will file with the SEC a completed Schedule TO and related exhibits and documents, including the offer to exchange. All of the Company’s eligible employees holding eligible options are strongly encouraged to read the Schedule TO and related exhibits and documents, including the offer to exchange, when they become available because these materials will contain important information about the stock option exchange program. The Schedule TO and related exhibits and documents will be available free of charge (i) at the SEC’s website at http://www.sec.gov, (ii) by directing a written request to: Stereotaxis, Inc., Attention: James M. Stolze, 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, or (iii) by contacting the Company directly at (314) 678-6100.

X.	PROPOSAL V: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee, pursuant to its charter, has appointed Ernst & Young LLP as the Company’s independent registered public accountants to examine the financial statements of the Company for our 2009 fiscal year.

While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the stockholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2009. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another firm. Furthermore, even if the appointment is ratified, the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

A formal statement by representatives of Ernst & Young LLP is not planned for the Annual Meeting. However, Ernst & Young LLP representatives are expected to be present at the meeting and available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009.

XI.	PRINCIPAL ACCOUNTING FEES AND SERVICES

The following fees were charged for professional services rendered by Ernst & Young LLP, our independent registered public accountants, in fiscal year 2007 and fiscal year 2008:

Description of Professional Service	Amount Billed for Fiscal Year
	2007 $	2008 $
Audit Fees – professional services rendered for the audit of our annual financial statements and review of financial statements included in our Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.	598,500	660,083
Audit-Related Fees – assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of financial statements and are not reported as “Audit Fees.”	1,500	2,764
Tax Fees – professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.	-	-
All Other Fees	-	-
Total Ernst & Young LLP Fees	600,000	662,847

Pre-Approval Policy

As described in the Audit Committee charter, which was amended and restated in March 2004, it is the Audit Committee’s policy and procedure to review and consider and ultimately pre-approve, where appropriate, all audit and non-audit engagement services to be performed by our independent registered public accountants.

XII.	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2008, there has not been, nor is there currently planned, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our common stock or any member of such persons’ immediate families had or will have a direct or indirect material interest other than agreements which are described below.

NASDAQ Global Market Rules.  The NASDAQ Global Market rules defining “independent” director status also govern conflict of interest situations. Each of our directors other than Mr. Hogg and Mr. Kaminski qualifies as “independent” in accordance with the NASDAQ Global Market rules. The NASDAQ Global Market rules include a series of objective tests that would not allow a director to be considered independent if the director had certain employment, business or family relationships with the Company. The NASDAQ Global Market independence definition includes a requirement that the Board also review the relations of each Independent Director to the Company on a subjective basis. In accordance with that review, the Board has made a subjective determination as to each Independent Director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management.

SEC Rules.  In addition to the Company and the NASDAQ Global Market policies and rules described above, the SEC has specific disclosure requirements covering certain types of transactions involving the Company and a director, executive officer or other specified party. There were no such transactions in fiscal year 2008 except as disclosed below. Further, except as disclosed below, with regard to SEC rules, we have not engaged in any transaction, or series of similar transactions, since the beginning of fiscal year 2008, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, nominees for election as a director, beneficial owners of more than 5% of our common stock, or members of their immediate family had, or will have, a direct or indirect material interest.

In addition, none of the following persons has been indebted to the Company or its subsidiaries at any time since the beginning of fiscal year 2008: any of our directors or executive officers; any nominee for election as a director; any member of the immediate family of any of our directors, executive officers or nominees for director; any corporation or organization of which any of our directors, executive officers or nominees is an executive officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities (except trade debt entered into in the ordinary course of business); and any trust or other estate in which any of the directors, executive officers or nominees for director has a substantial beneficial interest or for which such person serves as a trustee or in a similar capacity.

Note and Warrant Purchase Agreement.

Effective February 7, 2008, we entered into a Note and Warrant Purchase Agreement with Alafi Capital Company and certain affiliates of Sanderling Venture Partners (the “Lenders”) relating to (i) the commitment by the Lenders to lend to us up to an aggregate principal amount of $20 million to be evidenced by promissory notes (the “Notes”) with interest at the same interest rate of loans made by Silicon Valley Bank (“SVB”) to us and (ii) the issuance of warrants to purchase shares of our common stock. Our chairman, Fred A. Middleton, is a managing director of an entity that is the general partner of the affiliates of Sanderling Venture Partners referred to above. Christopher Alafi, one of our Board members, is a manager of Alafi Capital Company. The private placement was conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended. Net proceeds from the private placement were to be used for working capital and other general corporate purposes. The Committed

Funds were available for us to draw until the earlier of February 9, 2009 or the receipt by us of not less than $20 million in connection with a third party non-bank financing (a “Qualified Financing”). Each of the investors received five-year warrants to purchase shares of our common stock at an exercise price of $6.99 per share, which was equal to the average daily closing price of our common stock for five consecutive trading days commencing January 31, 2008 and ending on February 6, 2008. The number of shares of common stock issuable upon exercise of the warrants is equal to the portion of such Lender’s Committed Funds multiplied by 20%, divided by the exercise price. In addition, the Lenders agreed to execute guarantees in favor of SVB to provide for their guarantee, severally but not jointly and severally, of amounts borrowed by us in excess of the amount that would have otherwise been available to us using the current formula availability under our working capital line with SVB, up to a maximum of $20 million, reduced by other draws, if any, by us from the Lenders. Any amounts so guaranteed reduced the loan commitments of the investors to us, on a dollar-for-dollar basis. The Lenders each executed such guarantees for $5 million in the aggregate in June 2008.

Effective November 4, 2008, we executed a term sheet with the Lenders under which the Lenders committed to extend their February 2008 agreement to loan us an aggregate of $20 million on an unsecured basis though the earlier of March 31, 2010 or the date of a Qualified Financing. This facility may also be used by the Company to guarantee its loan commitments with Silicon Valley Bank, its primary bank lender, through the same extended term. In connection with and conditioned upon the closing of the registered direct offerings announced in December 2008, we and the Lenders agreed that, effective at closing of the registered direct offering described below, the loan obligation would decrease from an aggregate of $20 million to $10 million. If exercised, the loan extension would only be for an aggregate of $10 million. In February 2009, we exercised our option to extend the term of the Note and Warrant Purchase Agreement described above. In conjunction with this extension, we issued five-year warrants to purchase an aggregate of 1,582,280 shares of our common stock at an exercise price of $3.16 per share to the Lenders. Such number of warrants was equal to 50% of the $10 million extension with an exercise price equal to the average of the five-day closing sale price ending on the date prior to the exercise of the extension and issuance of the warrants.

In December 2008, we completed a registered direct offering with Sanderling Venture Partners and Alafi Capital Company in which we issued and sold an aggregate of 2,024,260 shares of common stock and warrants to purchase up to 4,859,504 shares of common stock such stockholders, for a purchase price of $4.94 per unit. The warrants are exercisable at $4.64 per share, are exercisable on or after the date immediately following the six month anniversary of their issuance and have a five year term from that initial exercisability date.

XIII.	SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires all Company executive officers, directors and persons owning more than 10% of any registered class of our capital stock to file reports of ownership and changes in ownership with the SEC. Based solely on the reports received by us and on written representations from reporting persons, we believe that all such persons timely filed such reports during the last fiscal year.

XIV.	GENERAL INFORMATION

A.	STOCKHOLDER PROPOSALS

Proposals Included In Proxy Statement

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2010 Annual Meeting and that stockholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its principal executive offices no later than December 10, 2009, which is 120 calendar days prior to the anniversary of April 9, 2009, the release date of this proxy statement relating to the 2009 Annual Meeting. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in the Proxy Statement

Our restated bylaws provide that stockholders seeking to bring business before an Annual Meeting of Stockholders, or to nominate candidates for election as directors at an Annual Meeting of Stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. However, in the event that the Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the Annual Meeting was mailed to stockholders or made public, whichever first occurs. Our restated bylaws specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an Annual Meeting of Stockholders or from making nominations for directors at an Annual Meeting of Stockholders.

Any stockholder wishing to submit a candidate for election to our Board of Directors should follow the procedures outlined in “Director Nominations.” For all other proposals, as to each matter of business proposed, the stockholder should send the following information to the Corporate Secretary, Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108:

•	A brief description of the business desired to be brought before the meeting and the reasons for conducting such business;

•	The text of the business (including the text of any resolutions proposed and the language of any proposed amendment to our charter documents);

•	The name and address, as they appear in our stockholder records, of the stockholder(s) proposing such business;

•	The class and number of shares of the stock which are beneficially owned by the proposing stockholder(s);

•	Any material interest of the proposing stockholder(s) in such business; and

•

A statement as to whether either the proposing stockholder(s) intend(s) to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal.

A more complete description of this process is set forth in our bylaws.

B.	HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process is commonly referred to as “householding.” The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

You may request to receive at any time a separate copy of our proxy materials or our Annual Report, or notify us that you do or do not wish to participate in householding by sending a written request to our Corporate Secretary at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, or by telephoning 314-678-6100. We will deliver such materials to you promptly upon such request.

C.	OTHER INFORMATION

The Board of Directors knows of no matter, other than those referred to in this proxy statement, which will be presented at the meeting. However, if any other matters, including a stockholder proposal excluded from this proxy statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board of Directors may recommend, unless, prior to the meeting, the Board has eliminated that directorship by reducing the size of the Board. The Board is not aware that any nominee herein will be unable to serve or for good cause will not serve as a director.

The Company will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. Directors, officers or employees of the Company may solicit proxies on behalf of the Company. In addition, the Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company’s stock and obtaining their proxies.

You are urged to vote promptly. You may revoke your proxy at any time before it is voted; and if you attend the meeting, as we hope you will, you may vote your shares in person. In addition, we will furnish, without charge, copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Commission, upon the written request of any person who is a stockholder as of the Record Date, upon payment of a reasonable fee which shall not exceed our reasonable expenses in connection therewith. Requests for such materials should be directed to Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, Attention: Assistant Secretary. Such information may also be obtained free of charge by accessing the Commission’s web site at www.sec.gov.

April 28, 2009

Exhibit A

AUDIT COMMITTEE CHARTER

STEREOTAXIS, INC.

Adopted by Stereotaxis Board on March 24, 2004

I.	STATEMENT OF PURPOSE

The Audit Committee (the “Committee”) will assist the Board of Directors (the “Board”) of Stereotaxis, Inc. (the “Company”) in fulfilling the Board’s oversight responsibilities with regard to the Company’s accounting and financial reporting process, internal controls and the Company’s independent auditors. The duties of the Committee are ones of oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. The primary responsibility for the Company’s financial statements and internal controls rests with the Company’s management. Similarly, it is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations or to monitor the Company’s legal compliance programs. The primary responsibility for these matters also rests with the Company’s management. The Board of Directors recognizes that the Committee necessarily will rely on the advice and information it receives from the Company’s management and independent auditors. Recognizing these inherent limits on the scope of the Committee’s review, however, the Board expects the Committee to exercise independent judgment in assessing the quality of the Company’s financial reporting process and its internal controls. The Board also expects that the Committee will maintain free and open communication with the other directors, the Company’s independent auditors and the financial management of the Company.

II.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of at least three members of the Board of Directors, with the number of members to be determined from time to time by the Board. The members shall be designated by the Board of Directors and the composition of the Committee shall, in the judgment of the Board, be such as to comply with the rules of the Securities and Exchange Commission and Rule 4350(d)(2) of The Nasdaq Stock Market Rules, or the applicable rule(s) governing audit committees of such other national market system or exchange on which the Company’s stock may be traded from time to time, or any successor rules.

III.	MEETINGS.

The Committee shall meet at least four (4) times annually, or more frequently as the Committee may from time to time determine may be appropriate. No less than quarterly, these meetings shall include separate executive sessions with the Company’s Chief Financial Officer, the independent auditors and the Controller. Unless the Board has previously designated the Chair, the members of the Committee shall designate a Chair by majority vote. Two or more committee members shall constitute a quorum.

Teleconferences may also be held at such other times as shall be reasonably requested by the Chair of the Board, Chair of the Committee, independent auditor, or the Company’s financial management.

At the invitation of the Committee Chair, the meetings will be attended by the Chair of the Board, Chief Executive Officer, Chief Financial Officer, Controller, representatives from the independent audit firm and/or other persons as are appropriate to matters under consideration.

IV.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE.

The duties and responsibilities of the Committee shall include the following:

A.	Independent Auditors

1.         Receive the written disclosures and letter from the Company’s independent auditors contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as the same may be modified or supplemented and discuss with the independent auditors any issues required to be discussed regarding their objectivity and independence. The Committee shall monitor all relationships between the Company and the Company’s independent auditors for compliance with the auditor independence requirements of the Securities and Exchange Commission, including, but not limited to, rotation of audit partners, employment by the Company of former employees of the Company’s independent auditor and compensation practices of the independent auditors.

2.         The Committee shall implement procedures to assure that the Company’s independent auditors do not provide any services to the Company that are prohibited by the rules of the Securities and Exchange Commission or The Nasdaq Stock Market. The Committee shall pre-approve all audit and non-audit services (and related fees) that are to be provided to the Company by the Company’s independent auditors, pursuant to pre-approval policies and procedures set forth in Appendix A hereto. The Committee shall consider any significant non-audit assignments awarded to the independent auditors and determine whether or not these have any impact on the independence of the independent auditor in the performance of the annual audit.

3.         Annually evaluate the qualifications, quality control procedures and prior performance of the Company’s current independent auditors, which shall be ultimately accountable to this Committee, as representatives of the shareholders.

4.         The Committee shall be directly responsible for the appointment, retention, compensation and oversight of the Company’s independent auditor. If a determination is made to replace the current independent auditors, the Committee shall be directly responsible for the appointment of such replacement. The Committee shall also be directly responsible for the oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and the public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, and the Company’s independent auditor shall report directly to the Committee.

5.         Meet with the independent auditors and financial management of the Company in advance of the annual audit to review its proposed scope, the proposed scope of the quarterly reviews and the procedures to be followed in conducting the audit and the reviews.

6.         Review and approve the independent auditors’ annual engagement letter and the compensation of the independent auditors.

7.         Review with the independent auditors any matters required to be discussed by Statement of Auditing Standards No. 61, as the same may be modified or supplemented.

8.         Review and discuss, prior to filing, the Company’s financial statements proposed to be included in the Company’s Annual Report on Form 10-K with the Company’s financial management and independent auditors, including discussions about (i) critical accounting policies used by the Company, (ii) alternative accounting treatments that have been discussed by the independent auditors and management and the ramifications of using those alternatives, (iii) other written communications between the independent auditors and management (including any management letter or schedule of unadjusted differences), (iv) other major issues regarding accounting and auditing principles and practices and (v) the adequacy of the Company’s internal controls. If deemed appropriate after such review and discussion, recommend to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K.

9.         Review and discuss, prior to issuance or filing, the Company’s financial statements proposed to be included in the Company’s public earnings reports and the Company’s Quarterly Reports on Form 10-Q with the Company’s financial management and independent auditors, including the results of the independent auditors quarterly reviews. The Chair of the Committee, or any member designated by the Chair in his or her absence, may represent the entire Committee for purposes of the Form 10-Q review.

10.         Discuss at least annually with the Company’s independent auditors the following: the adequacy and effectiveness of the Company’s internal financial controls; the management letter issued by the independent auditor and management’s response thereto; actions management has taken or progress it has made in addressing issues raised by the independent auditors; any disagreements with management; and major areas of financial risk.

11.         Review with management and the independent auditors any comments or inquiries from the Securities and Exchange Commission relating to the Company’s financial statements or other financial matters included in the Company’s filings with the Commission.

B.	Financial Management

1.         Approve the annual audit plan, charter and staffing of financial management in connection with the Company’s internal audit function.

2.         Discuss at least annually with financial management the effectiveness of the Company’s internal accounting controls, as well as any significant letters or reports to senior management issued by financial management and senior management’s responses thereto.

3.         Review annually with financial management, including the controller, the coordination of audit efforts to ensure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

C.	Management

1.         Discuss at least annually with the Company’s management and outside counsel the effectiveness of the Company’s legal compliance programs (other than healthcare compliance programs and policies, which shall be under the principal oversight of the Nominating and Corporate Governance Committee), any legal matters that may have a material impact on the Company’s financial statements and any material reports or inquiries received from regulators or government agencies.

2.         Review for potential conflict of interest situations all related party transactions involving the Company and any of the Company’s principal shareholders or members of the Board of Directors or senior management or any immediate family member of any of the foregoing. If the Committee determines that any such related party transaction creates a conflict of interest situation, the transaction must be approved by the Committee prior to the Company entering into such transaction.

3.         Authorize and oversee investigations deemed appropriate by the Committee into any matters within the Committee’s scope of responsibility as described in this Charter or as may subsequently be delegated to the Committee by the Board of Directors, with the power to retain and set the fees for, at Company expense, independent counsel, accountants and other advisors and experts to assist the Committee if deemed appropriate in the discretion of the Committee.

4.         Prepare the disclosure required of this Committee by S-K Item 306 of the Securities and Exchange Commission regulations to be included in the Company’s annual proxy statement.

5.         Review this Charter on an annual basis and make recommendations to the Board of Directors concerning any changes deemed appropriate; ensure that this Charter is filed with the Securities and Exchange Commission, as required.

6.         Inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

D.	Other Matters

1.        Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

2.        Oversee compliance with the Company Code of Ethics and Business Conduct and periodically review the Code of Ethics and Business Conduct and recommend to the Board any changes thereto.

3.        Report actions of the Committee periodically to the Board of Directors with such recommendations for action as the Committee deems appropriate.

4.        Maintain minutes or other records, either separately or within the minutes of the Board of Directors, of meetings and activities of the Committee.

5.        Perform any other activities consistent with this Charter, the Company’s bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

6.        The Company shall provide the Committee with adequate funding, as determined by the Committee, for payment of compensation to the Company’s independent auditors and to any advisors engaged by the Committee.

Exhibit A

STEREOTAXIS, INC.

AUDIT AND NON-AUDIT SERVICE PRE-APPROVAL POLICY

Audit Fees:

Annually, the Committee will review and approve the audit services and the estimated audit fees for the following fiscal year. The projections will be updated quarterly and the Committee will pre-approve any amounts exceeding the original estimates.

Non-Audit Services and Fees:

Annually, and otherwise as necessary, the Committee will review and approve all non-audit services and the estimated fees for such services for the current fiscal year. For recurring services such as employee benefit plans, tax compliance, due diligence, expatriate tax returns, internal control reviews, statutory filings and import/export reviews, the Committee will review and approve the services and estimated total fees therefor by category of service. The projections will be updated quarterly and the Committee will pre-approve any amounts exceeding the original estimates. For non-recurring services such as tax or other consulting, the Committee will review and approve the services and estimated fees by category of service and all individual projects exceeding an amount determined by the Committee from time to time. The projections will be updated quarterly and the Committee will pre-approve any amounts exceeding the original estimates and any new projects exceeding an amount determined by the Committee from time to time.

Approval Matrix:

Should an engagement need pre-approval before the next Committee meeting, authority to grant such approval is delegated to the Audit Committee Chairman. Such approval will be reviewed with the entire Committee at the next quarterly meeting.

Exhibit B

STEREOTAXIS, INC.

COMPENSATION COMMITTEE CHARTER

(Adopted: March 24, 2004)

I.	STATEMENT OF PURPOSE

The Compensation Committee (the “Committee”) will assist the Board of Directors (the “Board”) of Stereotaxis, Inc. (the “Company”) in fulfilling the Board’s oversight responsibilities with regard to the compensation of the Company’s Board and management.

II.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of at least three members of the Board of Directors, with the number of members to be determined from time to time by the Board. The members shall be designated by the Board of Directors and all members of the Committee shall be independent pursuant to Rule 4200(a)(15) of The NASDAQ Global Market Rules (except as permitted by Rule 4350(c)(3)(C)), or the applicable rule governing director independence of such other national market system or exchange on which the Company’s stock may be traded from time to time, or any successor rules. All of the members shall also be “non-employee” directors as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and a majority of the members shall be “outside directors” as defined by Section 162(m) of the Internal Revenue Code. If any members are not “outside directors” as defined by Section 162(m) of the Internal Revenue Code, such member(s) shall recuse themselves from participating in discussion regarding, or voting on, matters that require the approval of “outside directors” under Section 162(m) of the Internal Revenue Code.

III.	MEETINGS.

The Committee shall meet at least four (4) times annually, or more frequently as the Committee may from time to time determine may be appropriate. Unless the Board has previously designated the Chair, the members of the Committee shall designate a Chair by majority vote. Two or more committee members shall constitute a quorum.

Teleconferences may also be held at such other times as shall be reasonably requested by the Chair of the Board, Chair of the Committee, independent auditor, or the Company’s financial management.

At the invitation of the Committee Chair, the meetings will be attended by the Chair of the Board, Chief Executive Officer, representatives from any compensation consultant retained by the Company and/or other persons as are appropriate to matters under consideration.

IV.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE.

The duties and responsibilities of the Committee shall include the following:

1.        Assist management and the Board of Directors in defining an executive composition policy that (a) supports overall business strategy and objectives; (b) attracts and retains key executives; (c) links compensation with business objectives and organization performance in good and bad times; and (d) provides competitive compensation opportunities.

2.        Determine the total compensation package, including salaries, bonuses, stock options, benefits and other compensation arrangements, for the Chief Executive Officer and other executive officers of the Company. The Chief Executive Officer may not be present at Committee meetings during discussions of Chief Executive Officer compensation.

B-1

3.         Exercise all authority of the Board of Directors under and administer in accordance with the terms of, each of the Company’s equity-based compensation plans or profit sharing plans, including, without limitation, the 1994 Stock Option Plan, 2002 Stock Incentive Plan, 2002 Non-Employee Directors’ Stock Plan and any Employee Stock Purchase Plan (each, as amended and/or restated from time to time, the “Plans”). Such authority shall include, without limitation, such activities as:

•	participating in the establishment of option guidelines and general size of overall grants;

•	selecting participants in the Plans;

•	interpreting the Plans;

•	making grants and awards under the Plans;

•	determining rules, regulations and guidelines relating to the Plans as the Committee may deem necessary or proper; and

•	modifying existing or canceling existing grants and submitting new ones (with the consent of the grantees); and

•	carrying out other duties not inconsistent with the Plans or this Charter.

4.         Approve new incentive plans.

5.         Approve changes to the outside directors’ compensation program in respect of competitiveness and plan design.

6.         Approve major benefit programs of the Company.

7.         Oversee performance evaluations of the Company’s executive officers and issues regarding management succession.

8.         Prepare the Compensation Committee report required to be included in the Company’s annual proxy statement.

9.         The Committee shall have the authority to engage independent advisors, including compensation consultants, at Company expense as the Committee may determine necessary in carrying out its responsibilities hereunder.

10.         Review this Charter on an annual basis and make recommendations to the Board of Directors concerning any changes deemed appropriate.

11.         Report actions of the Committee periodically to the Board of Directors with such recommendations for action as the Committee deems appropriate.

12.         Maintain minutes or other records, either separately or within the minutes of the Board of Directors, of meetings and activities of the Committee.

B-2

Exhibit C

STEREOTAXIS, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

(Adopted: March 2004)

(Revised: May 24, 2007, October 16, 2008)

I.	STATEMENT OF PURPOSE

The Nominating and Corporate Governance Committee (the “Committee”) will assist the Board of Directors (the “Board”) of Stereotaxis, Inc. (the “Company”) in evaluating potential Director nominees, overseeing the composition and structure of the Board and the committees thereof and developing and implementing the Company’s corporate governance standards.

II.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of at least three members of the Board of Directors, with the number of members to be determined from time to time by the Board. The members shall be designated by the Board of Directors and all members of the Committee shall be independent pursuant to Rule 4200(a)(15) of The Nasdaq Stock Market Rules (except as permitted by Rule 4350(c)(4)(C)), or the applicable rule governing director independence of such other national market system or exchange on which the Company’s stock may be traded from time to time, or any successor rules.

III.	MEETINGS

The Committee shall meet at least two (2) times annually, or more frequently as the Committee may from time to time determine may be appropriate. Unless the Board has previously designated the Chair, the members of the Committee shall designate a Chair by majority vote. Two or more committee members shall constitute a quorum.

Teleconferences may also be held at such other times as shall be reasonably requested by the Chair of the Board, Chair of the Committee or any two of the other Committee members.

At the invitation of the Committee Chair, the meetings will be attended by the Chair of the Board, Chief Executive Officer, representatives from any director search firm retained by the Company and/or other persons as are appropriate to matters under consideration.

IV.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE.

The duties and responsibilities of the Committee shall include the following:

1.        Oversee the structure and operations of the Board and suggest to the Board any recommended changes thereto.

2.        The Committee shall periodically review the following: (i) a policy regarding the Committee’s consideration of candidates proposed by shareholders; (ii) a description of the minimum criteria, as well as special skills and qualities, that the Committee believes are necessary for one or more of the Company’s Directors to possess; and (iii) a description of the Committee’s process for identifying and evaluating Director nominees (including candidates recommended by shareholders).

3.        The Committee shall identify, evaluate and recommend to the Board for determination all nominees for Board membership, whether such nominees are for the slate of Director nominees to be proposed to shareholders or nominees to be elected by the Board to fill vacancies on the Board.

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4.        The Committee identifies potential Director nominees from numerous sources, including, but not limited to, other members of the Board, members of the Company’s management, director search firms and the Company’s shareholders.

5.        Recommend to the Board committee structure and responsibilities, committee appointments, committee chairs and the rotation of chairperson and committee appointments as the Committee may determine to be in the best interests of the Company.

6.        Evaluate the effect of any change in the personal or professional status of any Director and request that the Board request the resignation of any such Director if necessary.

7.        Develop and recommend to the Board of Directors and periodically review a set of corporate governance guidelines and principles applicable to the Company, make recommendations to the Board of Directors concerning any changes deemed appropriate and review issues that arise in connection with such guidelines and principles.

8.        Review periodically and revise a set of healthcare compliance policies applicable to the Company, covering such areas as the Committee may determine useful or necessary to the Company and review issues that arise in connection with such guidelines and principles.

9.        Discuss at least annually with the Company’s designated healthcare and/or corporate compliance officer the effectiveness of the Company’s healthcare compliance and training policies and programs.

10.        The Committee shall have the authority to engage independent advisors, including director search firms, at Company expense, as the Committee may determine necessary in carrying out its responsibilities hereunder.

11.        Review this Charter on an annual basis and make recommendations to the Board of Directors concerning any changes deemed appropriate.

12.        Report actions of the Committee periodically to the Board of Directors with such recommendations for action as the Committee deems appropriate.

13.        Maintain minutes or other records, either separately or within the minutes of the Board of Directors, of meetings and activities of the Committee.

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Exhibit D

STEREOTAXIS, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

(if approved at the 2009 Annual Meeting)

1.        Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions.

(a)        “Board” shall mean the Board of Directors of the Company.

(b)        “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)        “Common Stock” shall mean the common stock of the Company.

(d)        “Company” shall mean Stereotaxis, Inc. and any Designated Subsidiary of the Company.

(e)        “Compensation” shall mean all cash compensation reportable on Form W-2, including without limitation base straight time gross earnings, sales commissions, payments for overtime, shift premiums, incentive compensation, incentive payments and bonuses, plus any amounts contributed by the Participant to any Company 401(k) Plan from compensation paid to the Participant by the Company, but excluding compensatory fringe benefit payments and special award or bonus payments classified by the Company as excludable from Compensation.

(f)        “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g)        “Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated after the third month of such leave. An individual who performs services as an employee for the Company shall not be considered an Employee if the laws of the country in which the services are performed prohibits his or her participation in the Plan.

(h)        “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(i)        “Exercise Date” shall mean the last Trading Day of each Offering Period.

(j)        “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i)        If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market or The Nasdaq Capital Market of

The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)        If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii)        In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k)        “Offering Periods” shall mean a period of three months commencing on the first day of each calendar quarter.

(l)        “Participant” shall mean an Employee who participates in the Plan.

(m)        “Plan” shall mean this Stereotaxis, Inc. 2009 Employee Stock Purchase Plan.

(n)        “Purchase Price” shall mean 95% of the Fair Market Value of a share of Common Stock on the Exercise Date.

(o)        “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(p)        “Subsidiary” shall mean any corporation other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of granting an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(q)        “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3.	Eligibility.

(a)        Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(b)        Any provisions of the Plan to the contrary notwithstanding, no participant shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such participant (or any other person whose stock would be attributed to such participant pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The Board of Directors may set a maximum number of shares of capital stock which any participant may purchase during any Offering Period.

4.        Offering Periods. The Plan shall be implemented by a series of Offering Periods, each with a duration of three (3) months, with new Offering Periods commencing on the first day of each calendar quarter (or at such other time or times as may be determined by the Board or a committee of the Board). The Plan shall continue until terminated in accordance with Section 20 hereof. The Board (or a committee of the Board) shall have the power to change the duration and/or the frequency of the Offering Period with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected.

5.        Participation. An eligible Employee may become a participant in the Plan by enrolling through such procedures as may be provided by the Company from time to time. An enrollment in effect for a participant for a particular Offering Period will continue in effect for subsequent Offering Periods if the participant remains an eligible Employee and has not withdrawn from participation in the Plan pursuant to Section 10.

(a)        Payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10.

(b)        During a leave of absence approved by the Company or a Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), a Participant may continue to participate in the Plan by making cash payments to the Company on each pay day equal to the amount of the Participant’s payroll deductions under the Plan for the pay day immediately preceding the first day of such Participant’s leave of absence. If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-1(h)(2), the Participant will cease automatically to participate in the Plan. In such event, the Company will automatically cease to make contributions for such Participant under the Plan and Company will pay to the Participant his or her total payroll deductions for the Offering Period, in cash in one lump sum (without interest), as soon as practicable after the Participant ceases to participate.

(c)        By enrolling in the Plan, each participant will be deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm, which firm shall serve as custodial agent for the purpose of holding shares purchased under the Plan. The account will be governed by, and subject to, the terms and conditions of a written agreement with the firm approved by the Board or the committee administering the Plan.

6.        Payroll Deductions. At the time a Participant enrolls in the Plan, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period. Except for the foregoing sentence, all eligible Employees shall have the same rights and privileges under the Plan.

All payroll deductions made for a Participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(a)        A Participant’s election shall remain in effect for successive Offering Periods unless terminated or the Participant withdraws as provided in Section 10 hereof. During an Offering Period, a Participant may elect to reduce his or her payroll deductions to zero percent (0%), but he or she may not otherwise change the payroll deduction percentage during an Offering Period. Amounts deducted prior to an election to reduce his or her payroll deductions to zero shall not be refunded to the Participant unless he or she specifically withdraws under Section 10. In accordance with procedures established by the Company from time to time, a Participant must re-enroll in the Plan if he or she reduces his or her payroll deductions to zero or withdraws under Section 10.

(b)        Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, the Company may decrease a Participant’s payroll deductions to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year (or such earlier time as permitted under Section 423(b)(8) of the Code), unless terminated by the Participant as provided in Section 10 hereof.

(c)        At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

7.        Grant of Option. On the Enrollment Date of each Offering Period, each Participant participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock a Participant may purchase during each Offering Period. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option shall expire on the last day of the Offering Period.

8.	Exercise of Option.

(a)        Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. Any other monies left over in a Participant’s account after the Exercise Date shall be returned to the Participant. During a Participant’s lifetime, a Participant’s options are exercisable only by him or her.

(b)        If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

9.        Delivery of Shares. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall issue shares to each Participant by book entry on the Company’s transfer agent and registrar’s books of account in an account. A physical share certificate shall not be issued or delivered unless specifically requested by the Participant.

10.        Withdrawal. A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time through such procedures as may be provided by the Company from time to time. All of the Participant’s payroll deductions credited to his or her account shall be paid to such Participant promptly after withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant elects to enroll in accordance with the enrollment procedures as may be provided by the Company from time to time.

(a)        A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(b)        Notwithstanding the foregoing a Participant shall withdraw from an Offering Period if he or she makes a hardship withdrawal from a Company 401(k) Plan if such 401(k) Plan so provides. Such Participant shall thereafter be suspended from participating in this Plan in accordance with the terms of such 401(k) Plan.

11.        Termination of Employment. Upon a Participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such Participant’s option shall be automatically terminated. Therefore, a Participant who ceases to be an Employee on any day during an Offering Period, including the last day, shall not be eligible to purchase shares during such Offering Period.

12.        Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

13.         Stock.

(a)        Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be two hundred fifty thousand (250,000) shares.

(b)        The Participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c)        Shares to be issued to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and his or her spouse.

14.        Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15.        Designation of Beneficiary.

(a)        A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)        Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall issue such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may issue such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.        Transferability. Neither payroll deductions credited to a Participant’s account nor any option or rights with regard to the exercise of an option may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

17.        Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.        Reports. Individual accounts shall be maintained for each Participant. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19.        Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)        Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each Participant may purchase each Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)        Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board (or a committee of the Board). The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board (or a committee of the Board) shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)        Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.

20.        Amendment or Termination.

(a)        The Board (or a committee of the Board) may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board (or a committee of the Board) on any Exercise Date if the Board (or a committee of the Board) determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)        Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board (or a committee of the Board) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board (or a committee of the Board) determines in its sole discretion advisable which are consistent with the Plan.

(c)        In the event the Board (or a committee of the Board) determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board (or a committee of the Board) may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)        altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii)        shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the action of the Board (or a committee of the Board); and

(iii)        allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

21.        Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.        Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.        Term of Plan. The Plan shall become effective upon the latest to occur of its adoption by the Board, its approval by the stockholders of the Company or such date designated by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20.

24.        Equal Rights and Privileges. All Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of the Plan that is inconsistent with Section 423 or applicable Treasury regulations will, without further act or amendment by the Company, the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations.

25.        No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Employee or Participant) the right to remain in the employ of the Company, or a Subsidiary or to affect the right of the Company, or any Subsidiary to terminate the employment of any person (including any Employee or Participant) at any time, with or without cause.

26.        Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock purchased upon exercise of an option if such disposition or transfer is made: (a) within two (2) years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one (1) year after the Exercise Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer. The Company has the authority to establish procedures regarding the ability of a Participant to transfer shares of Common Stock in order to ensure compliance with this Section 26.

27.        Choice of Law. The Plan shall be governed by and construed in accordance with the laws of the State of Missouri without regard to conflicts of law.

Exhibit E

STEREOTAXIS, INC.

2002 STOCK INCENTIVE PLAN

As amended and restated effective June 10, 2009 (if approved at the 2009 Annual Meeting)

1.	Objectives.

The Stereotaxis, Inc. 2002 Stock Incentive Plan (the “Plan”) is designed to attract, motivate and retain selected employees of, and other individuals providing services to, the Company. These objectives are accomplished by making long-term incentive and other awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

2.	Definitions.

(a)        “Awards”—The grant of any form of stock option, stock appreciation right, performance share award, restricted stock award, or other stock-based award, whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions, performance requirements, limitations and restrictions as the Committee may establish in order to fulfill the objectives of the Plan.

(b)        “Award Agreement”—An agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, limitations and restrictions applicable to an Award.

(c)        “Board”—The Board of Directors of the Company.

(d)        “Change of Control”—The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or

Individuals who, as of the date hereof, constitute the Board (as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

The consummation of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

(e)        “Code”—The Internal Revenue Code of 1986, as amended from time to time.

(f)        “Committee”—The committee designated by the Board to administer the Plan and chosen from those of its members, or, in the absence of any such Committee, the Board.

(g)        “Company”—Stereotaxis, Inc., a Delaware corporation.

(h)        “Fair Market Value”—The last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, of the Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. (the “NYSE”) or, if the Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted sale price on such date or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such date, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date the Shares are not quoted by any such organization, the average of the closing bid and asked prices on such date as furnished by a professional market maker making a market in the Shares selected by the Committee. If the Shares are not publicly held or so listed or publicly traded, the determination of the Fair Market Value per Share shall be made in good faith by the Committee.

(i)        “Fiscal Year”—The fiscal year of the Company, as the same may be changed from time to time.

(j) “Incentive Stock Option”—A stock option intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

(k)        “Nonqualified Stock Option”—A stock option which is not an Incentive Stock Option.

(l)        “Parent”—Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an Award, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

(m)        “Participant”—An individual to whom an Award has been made under the Plan. Awards may be made to employees of the Company, or any of its subsidiaries (including subsidiaries of subsidiaries), or any other entity in which the Company has a significant equity or other interest, as determined by the Committee, as well as individuals providing services to the Company; provided, that Incentive Stock Options may only be granted to employees of the Company or any of its Subsidiaries.

(n)        “Performance Period”—A period of one or more consecutive Fiscal Years over which one or more of the performance criteria listed in Section 5(e) shall be measured pursuant to the grant of Awards (whether such Awards take the form of stock options, performance share awards, long term cash incentives or stock ownership incentive awards). Performance Periods may overlap one another.

(o)        “Shares” or “Stock”—Authorized and issued or unissued shares of common stock of the Company.

(p)        “Subsidiary” —Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

3.	Stock Available for Awards.

Subject to adjustment pursuant to Section 12, the number of shares that may be issued under the Plan for Awards granted wholly or partly in stock during the term of the Plan is 8,610,998. Shares of Stock may be made available from the authorized but unissued shares of the Company, from shares held in the Company’s treasury and not reserved for some other purpose, or from shares purchased on the open market. For purposes of determining the number of shares of Stock issued under the Plan, no shares shall be deemed issued until they are actually delivered to a Participant, or such other person in accordance with Section 9. Shares covered by Awards that either wholly or in part are not earned, or that expire or are forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other Awards, shall be available for future issuance under Awards. Further, shares tendered to the Company in connection with the exercise of stock options, or withheld by the Company for the payment of tax withholding on any Award, shall also be available for future issuance under Awards; provided, however, that not more than 6,364,484 shares may be used for the grant of Incentive Stock Options. In addition, not more than 750,000 of the Shares available under the Plan may be used for the grant of fully vested shares (in the form of Other Stock-Based Awards) to satisfy payments under an annual incentive plan maintained by the Company.

4.	Administration.

The Plan shall be administered by the Committee, which shall have full power to select Participants, to interpret the Plan, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed acts of the Committee. Each member of the Committee is entitled to, in good faith, rely upon any report or other information furnished to that member by any officer or other associate of the Company, any subsidiary, the Company’s certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

5.	Awards.

The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions, performance requirements, limitations and restrictions applicable to each Award. Awards may include but are not limited to those listed in this Section 5. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement or payment of, or as alternatives to, grants, rights or compensation earned under any other plan of the Company, including the plan of any acquired entity.

(a)        Stock Option—A stock option is a grant of a right to purchase a specified number of shares of Stock at a stated price. The exercise price of Incentive Stock Options and Nonqualified Stock Options shall be not less than 100% of Fair Market Value on the date of grant; provided that, in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, its Parent or a Subsidiary, the exercise price of Incentive Stock Options shall not be less than 110% of the Fair Market Value of the Stock on the date of grant. No individual may be granted options to purchase more than 277,777 shares during any Fiscal Year. The term of each option shall not be more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in the Award Agreement; provided that, in the case of a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the term of any Incentive Stock Option shall not be more than five (5) years from the date of granting thereof or such shorter period as prescribed in the Award Agreement. Within such limit, options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all Participants. The holder of an option shall have none of the rights of a shareholder with respect to the shares subject to option until such shares shall be issued to him or her upon the exercise of his or her option.

(b)        Stock Appreciation Rights—A stock appreciation right is a grant of a right to receive a payment from the Company in an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share, times the number of stock appreciation rights exercised. The exercise price of stock appreciation rights shall not be less than 100% of Fair Market Value on the date of grant. A stock appreciation right granted in connection with an option shall entitle the Participant to surrender an unexercised option (or portion thereof) and to receive in exchange an amount equal to the excess of the fair market value on the exercise date of a share of Stock over the exercise price per share for the option, times the number of shares covered by the option (or portion thereof) which is surrendered. Payment may be made, in the discretion of the Committee, in (i) Stock, (ii) cash or (iii) any combination of Stock and cash. Cash shall be paid for fractional shares of Stock upon the exercise of a stock appreciation right. The maximum number of shares of Stock subject to Awards for stock appreciation rights, for grants which are intended to qualify under Section 162(m), which may be granted during a calendar year to a Participant shall be 250,000.

(c)        Performance Share Award—A performance share award is an Award denominated in units of stock. Performance share awards will provide for the payment of stock if performance goals are achieved over specified Performance Periods. The maximum number of shares of Stock subject to Awards for performance shares, for grants which are intended to qualify under Section 162(m), which may be granted during a calendar year to a Participant shall be 250,000.

(d)        Restricted Stock Award—A restricted stock award is an Award of Stock which will vest over time or if performance or other goals are achieved over specified Performance Periods. Restricted Stock Awards subject only to time-based vesting shall have a minimum three year vesting period (provided such awards may vest ratably over such period). Performance-based Restricted Stock Awards shall have a minimum one year vesting period, in addition to the achievement of the performance criteria set forth in the award. The maximum number of shares of Stock subject to Awards for restricted stock, for grants which are intended to qualify under Section 162(m), which may be granted during a calendar year to a Participant shall be 250,000.

(e)        Other Stock-Based Award and Cash-Based Award—The Committee may, in its sole discretion, grant Awards of Stock, and other Awards that are valued in whole or in part by reference to the Fair Market Value of Stock. These Awards shall collectively be referred to herein as Other Stock-Based Awards. The Committee may also, in its sole discretion, grant cash awards, referred to herein as Cash-Based Awards. Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, but not limited to, the right to receive fully vested shares. Other Stock-Based Awards and Cash-Based Awards may be granted with or in addition to other Awards. Subject to the other terms of the Plan, Other Stock-Based Awards and Cash-Based Awards may be granted to such Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee and set forth in an Award Agreement. The maximum amount that may be awarded, for grants which are intended to qualify under Section 162(m), during a calendar year to a Participant as an Other Stock-Based Award shall be 250,000 shares and as a Cash-Based Award shall be $1,000,000.

(f)        Performance Criteria under section 162(m) of the Code—The performance criteria for Awards made to any “covered employee” (as defined by section 162(m) of the Code) and which are intended to qualify as performance-based compensation under section 162(m)(C) thereof, shall consist of objective tests based on one or more of the following: the Company’s earnings per share growth; earnings; earnings per share; cash flow; customer satisfaction; revenues; financial return ratios; market performance; shareholder return and/or value; operating profits (including earnings before income taxes, depreciation and amortization); net profits; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; and plant and equipment performance. To the extent an Award is intended to be performance-based compensation under Section 162(m) of the Code, no payments are to be made to a Participant who is a “covered employee” if the applicable performance criteria are not achieved for a given Performance Period. If the applicable performance criteria are achieved for a given Performance Period, the Committee has full discretion to reduce or eliminate the amount otherwise payable for that Performance Period. Under no circumstances may the Committee use discretion to increase the amount payable under an Award to a “covered employee” to the extent such Award is intended to qualify as performance-based compensation under section 162(m) of the Code.

(g)        Nothing herein shall preclude the Committee from making any payments or granting any Awards whether or not such payments or Awards qualify for tax deductibility under section 162(m) of the Code.

6.	Payment of Awards.

Payment of Awards may be made in the form of cash, stock or combinations thereof and may include such restrictions as the Committee shall determine. Further, payments may be deferred, either in the form of installments or as a future lump-sum payment, in accordance with such procedures as may be established from time to time by the Committee. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in stock or units of stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in stock or units of stock. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type. Any such procedures permitting deferrals, dividends or dividend equivalents must be in writing and must comply with the requirements of section 409A of the Code.

7.	Stock Option Exercise.

The price at which shares of Stock may be purchased under a stock option shall be paid in full in cash at the time of the exercise or, if permitted by the Committee, by means of tendering Stock or surrendering another Award or any combination thereof. The Committee may determine other acceptable methods of tendering Stock or other Awards and may impose such conditions on the use of Stock or other Awards to exercise a stock option as it deems appropriate. In addition, the optionee may effect a “cashless exercise” of a stock option in which the option shares are sold through a broker and a portion of the proceeds to cover the exercise price is paid to the Company, or otherwise in accordance with the rules and procedures adopted by the Committee.

8.	Tax Withholding.

Prior to the payment or settlement of any Award, the Participant must pay, or make arrangements acceptable to the Company for the payment of, any and all federal, state and local tax withholding that in the opinion of the Company is required by law. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares of stock under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

9.	Transferability.

No Award shall be transferable or assignable, or payable to or exercisable by, anyone other than the Participant to whom it was granted, except (a) by law, will or the laws of descent and distribution, (b) as a result of the disability of a Participant or (c) that the Committee (in the form of an Award Agreement or otherwise) may permit transfers of Awards (other than Incentive Stock Options) by gift or otherwise to a member of a Participant’s immediate family and/or trusts whose beneficiaries are members of the Participant’s immediate family, or to such other persons or entities as may be approved by the Committee.

10.	Amendment, Modification, Suspension or Discontinuance of the Plan.

The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in law or other legal requirements or for any other purpose permitted by law; provided, however, that no such amendment, modification, suspension or termination of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant. Unless otherwise required by law, no such amendment shall require the approval of stockholders.

11.	Termination of Employment.

If the employment of a Participant terminates, the status of the Award shall be as set forth in the Award Agreement.

12.	Adjustments.

In the event of any change in the outstanding Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee shall adjust appropriately: (a) the number of shares or kind of Stock (i) available for issuance under the Plan, (ii) for which Awards may be granted to an individual Participant set forth in Section 5, and (iii) covered by outstanding Awards denominated in stock or units of stock; (b) the exercise and grant prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments in the number and kind of shares and the exercise, grant and conversion prices of the affected Awards as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause to issue or assume stock options, whether or not in a transaction to which section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options. In such event, the aggregate number of shares of Stock available for issuance under Awards under Section 3, including the individual Participant maximums set forth in Section 5, will be increased to reflect such substitution or assumption.

In the event of a Change in Control, notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, the Committee may, in its sole discretion, provide for:

(1)        Accelerated vesting of any outstanding Awards that are otherwise unexercisable or unvested as of a date selected by the Committee;

(2)        Termination of an Award upon the consummation of the Change in Control in exchange for the payment of a cash amount (but only in a manner which does not result in a violation of Code Section 409A); and/or

(3)        Issuance of substitute Awards to substantially preserve the terms of any Awards previously granted under the Plan (but only in a manner which does not result in a violation of Code Section 409A).

13.	Acceleration.

The vesting schedule of any Award will not accelerate except in the cases of death, disability or retirement of the Participant or a Change of Control of the Company.

14.	Miscellaneous.

(a)        Any notice to the Company required by any of the provisions of the Plan shall be addressed to the chief human resources officer of the Company in writing, and shall become effective when it is received.

(b)        The Plan shall be unfunded and the Company shall not be required to establish any special account or fund or to otherwise segregate or encumber assets to ensure payment of any Award.

(c)        Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements or plans, subject to stockholder approval if such approval is required, and such arrangements or plans may be either generally applicable or applicable only in specific cases.

(d)        No Participant shall have any claim or right to be granted an Award under the Plan and nothing contained in the Plan shall be deemed or be construed to give any Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time without regard to the effect such discharge may have upon the Participant under the Plan. Except to the extent otherwise provided in any plan or in an Award Agreement, no Award under the Plan shall be deemed compensation for purposes of computing benefits or contributions under any other plan of the Company.

(e)        The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Missouri, County of St. Louis, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

(f)        The Committee shall have full power and authority to interpret the Plan and to make any determinations thereunder, and the Committee’s determinations shall be binding and conclusive. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated.

(g)        If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(h)        The Plan was originally adopted by the Board on March 25, 2002 and subsequently approved by shareholders of the Company. Subject to earlier termination pursuant to Section 10, the Plan will terminate on March 25, 2012. Awards outstanding at the termination of the Plan will not be affected by such termination.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW AND FOR PROPOSALS 2, 3, 4 AND 5. IF NO CHOICE IS SELECTED, THE PROXY WILL VOTE YOUR SHARES IN ACCORDANCE WITH SUCH RECOMMENDATION.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	For all	Withhold for all	Exceptions		FOR	AGAINST	ABSTAIN
1. To elect three Class II directors to serve until our 2012 annual meeting of stockholders; Nominee for Class II: 01 – Christopher Alafi 02 – Abhijeet J. Lele 03 – Robert J. Messey	☐	☐	☐	3. To approve amendments to the Stereotaxis, Inc. 2002 Stock Incentive Plan.	☐ FOR	☐ AGAINST	☐ ABSTAIN
				4. To approve a one-time option exchange program.	☐ FOR	☐ AGAINST	☐ ABSTAIN
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name and check the “Exceptions” box above.)				5. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009.	☐	☐	☐
2. To approve the 2009 Employee Stock Purchase Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐	6. In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting.

				I PLAN TO ATTEND THE MEETING	☐

Please sign, date and return the proxy promptly, using the enclosed envelope.
If no box is marked with respect to proposals 1, 2, 3,
4 OR 5 above, the undersigned will have been
deemed to vote for such proposals, and in the discretion of the proxy holders, for such other business as may properly come before the meeting.

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲  FOLD AND DETACH HERE  ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET [http://www.proxyvote.com] Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE [1-800-690-6903] Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement on the Internet at http://www.proxyvote.com

PROXY

STEREOTAXIS, INC.

Annual Meeting of Stockholders –June 10, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Fred A. Middleton, Michael P. Kaminski and James M. Stolze, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Stereotaxis, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. Central Time on June 10, 2009 or at any adjournment or postponement thereof, with all powers which the undersigned would posses if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)